SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material under §240.14a-12
American Pacific Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN PACIFIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, March 9, 2010

Time:	10:30 a.m., Local Time

Place:	Las Vegas Country Club, Rotunda Room, 3000 Joe W. Brown Drive Las Vegas, Nevada 89109-1257
Proposals:
1.	To elect directors to the board of directors of American Pacific Corporation (the “Company”) as follows:
a.	To elect Dr. Joseph Carleone, Fred D. Gibson, Jr. and Berlyn D. Miller as the three Class C directors until the annual meeting of stockholders in 2012 and until their respective successors have been duly elected and qualified; and

b.	To elect John R. Gibson, Jan H. Loeb, William F. Readdy and Dean M. Willard as the four Class A directors until the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.

3.	To transact such other business that may properly come before the annual meeting of stockholders or any adjournments or postponements thereof.
Record Date: January 14, 2010

By Order of the Board of Directors
/s/ Linda G. Ferguson

Linda G. Ferguson, Secretary
January 20, 2010
Las Vegas, Nevada
YOUR VOTE IS IMPORTANT!
Whether or not you expect to attend the annual meeting of stockholders in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-prepaid envelope to ensure your representation and the presence of a quorum at the annual meeting. Alternatively, you may vote via toll-free telephone call or the Internet by following the instructions on the proxy card. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the annual meeting of stockholders and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AMERICAN PACIFIC CORPORATION
3883 Howard Hughes Parkway, Suite 700
Las Vegas, Nevada 89169
PROXY STATEMENT
Annual Meeting of Stockholders of American Pacific Corporation to be held on March 9, 2010
Some Questions You May Have Regarding this Proxy Statement

Q:	Why am I receiving these materials?

A:	American Pacific Corporation, a Delaware corporation (the “Company” or “we,” “our” or “us”) is providing to you this proxy statement, the accompanying proxy card and a copy of our annual report to stockholders for the fiscal year ended September 30, 2009 (“fiscal 2009”) in connection with our annual meeting of stockholders (the “Annual Meeting”), to be held on Tuesday, March 9, 2010, at 10:30 a.m., Local Time, at the Las Vegas Country Club, Rotunda Room, 3000 Joe W. Brown Drive, Las Vegas, Nevada 89109-1257, or at any adjournment(s) or postponement(s) thereof. As a stockholder of the Company, you are cordially invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. The accompanying proxy is solicited on behalf of the board of directors (the “Board”) of the Company. This proxy statement and the accompanying proxy card are being first sent or given to our stockholders beginning on or about January 26, 2010.

Q:	What is a “proxy”?

A:	A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board is asking you to allow any of the persons named on the proxy card (John R. Gibson, our non-executive Chairman of the Board, and Linda G. Ferguson, our Vice President- Administration and Secretary) to vote your shares at the Annual Meeting.

Q:	Who may vote at the meeting?

A:	January 14, 2010 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. In particular, each share of our common stock outstanding on the record date is entitled to one vote on each of the seven (7) director nominees and one vote on the ratification of the appointment of the Company’s independent registered public accounting firm.

At the close of business on the record date, there were 7,540,591 shares of our common stock outstanding. Those shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. In addition, those shares represented in person at the Annual Meeting may be voted by the holders thereof.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals to be considered and voted on at the meeting, which are:

1. To elect directors to the Board as follows:

a.  To elect Dr. Joseph Carleone, Fred D. Gibson, Jr. and Berlyn D. Miller as the three Class C directors until the annual meeting of stockholders in 2012 and until their respective successors have been duly elected and qualified; and

b.  To elect John R. Gibson, Jan H. Loeb, William F. Readdy, and Dean M. Willard as the four Class A directors until the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.

2. To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 (“fiscal 2010”).

We will also consider any other business that properly comes before the Annual Meeting in accordance with Delaware law and our Amended and Restated By-laws.

The election of directors requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy, entitled to vote on the matter and voting. According to the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company, in the event that nominees of a Class (or Classes) of directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class will stand for election. Accordingly, three Class C directors, Dr. Joseph Carleone, Fred D. Gibson, Jr. and Berlyn D. Miller, are standing for election at this time because, although they each received a majority of the votes cast in last year’s election, each such number was less than 80% of the votes cast.

Q:	How does the Board recommend I vote?

A:	Please see the information included in this proxy statement relating to each of the proposals to be voted on. Our Board recommends that you vote:

1.      “FOR” Proposal No. 1: election of each of Dr. Joseph Carleone, Fred D. Gibson, Jr., and Berlyn D. Miller to the Board as Class C directors, and each of John R. Gibson, Jan H. Loeb, William F. Readdy and Dean M. Willard to the Board as Class A directors; and

2. “FOR” Proposal No. 2: ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal 2010.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy to the proxy holders (John R. Gibson and Linda G. Ferguson), they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Delaware law and our Amended and Restated By-laws. Moreover, if for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote proxies for such other candidate or candidates as may be nominated by the Board.

Q:	How do I vote?

A:	You may vote by using any of the following methods:

1.      VOTE BY INTERNET: You may use the Internet to transmit your voting instructions by going to http://www.proxyvote.com up until 11:59 P.M., Eastern Time, on March 8, 2010. When voting by Internet, you will need to have your proxy card in hand when you access the web site and you will need to follow the instructions to obtain your records and to create an electronic voting instruction form.

2.      VOTE BY TELEPHONE: You may use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on March 8, 2010 by calling (800) 690-6903. You will need to have your proxy card in hand when you call and then follow the instructions.

3.      VOTE BY MAIL: You may vote by marking, signing and dating your proxy card and returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by no later than March 8, 2010.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this proxy statement and, whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-paid envelope, or vote by Internet or telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote at the Annual Meeting should bring the enclosed proxy card, or may vote on a ballot provided at the meeting. Beneficial owners desiring to vote at the meeting will need to contact the broker, bank, trustee, nominee or other holder of record that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting of Stockholders, this proxy statement and our annual report to stockholders for fiscal 2009 have been sent directly to you.

If your shares are held in a brokerage account, by a bank, by a trustee or by another nominee, you are considered the “beneficial owner” of those shares. The Notice of Annual Meeting of Stockholders, this proxy statement and our annual report to stockholders for fiscal 2009 have been forwarded (or otherwise made available) to you by your broker, bank, trustee or nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank, trustee or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. In order to have a quorum at the Annual Meeting, holders of a majority of our issued and outstanding shares of common stock as of the record date must be present, in person or by proxy, and entitled to vote. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Q:	What if I do not specify on my proxy card how my shares are to be voted?

A:	If you return a proxy card, but no instruction is given with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR” the election of all of the nominees named in this proxy statement and “FOR” Proposal No. 2, as applicable.

No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in their discretion on such matters. Moreover, if for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote proxies for such other candidate or candidates as may be nominated by the Board.

Q:	What are “broker non-votes”?

A.	A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of stockholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For “non-routine” proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”. Under current NYSE rules, we believe that the proposal to ratify the appointment of BDO Seidman, LLP (Proposal No. 2) is considered a routine item. This means that brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, under current NYSE rules, brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on the election of directors (Proposal No. 1). Accordingly, for beneficial stockholders, if you do not give your broker specific instructions, your shares may not be voted on Proposal No. 1.

Q.	How are abstentions and broker non-votes counted?

A.	Shares that are voted “abstain” on a matter will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Accordingly, abstentions will have the same effect as a “withhold” vote (in the case of Proposal No. 1) or a vote against (in the case of Proposal No. 2).

Broker non-votes with respect to a matter will not be counted for purposes of determining the number of shares represented and voted with respect to such matter and will have no effect on the outcome of the vote on such matter.

Neither our Restated Certificate of Incorporation, as amended, nor our Amended and Restated By-laws addresses the treatment of broker non-votes or abstentions.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote, or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:	What is “householding” and how does it affect me?

A:	The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports to stockholders with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Company’s proxy statement and annual report to stockholders, unless one or more of these stockholders notify us that they wish to continue receiving individual copies.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement or annual report to stockholders, and you wish to receive only a single copy of each of these documents for your household, please contact: American Pacific Corporation, 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169, Attention: Investor Relations Department, Telephone:
(702) 735-2200.

If you participate in householding and wish to receive a separate copy of our proxy statement or annual report to stockholders, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Investor Relations Department as indicated above. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s annual report to stockholders or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the applicable document was delivered.

Beneficial owners can request information about householding from their broker, bank, trustee, nominee or other holders of record.

Q:	Can I change or revoke my vote after I have delivered my proxy?

A:	Yes. Prior to the Annual Meeting, you may submit an alternative vote in one of the manners authorized and described in this proxy statement (such as via the Internet or by telephone) as long as, in the case of voting by telephone or through the Internet, it is received by 11:59 P.M., Eastern Time, on March 8, 2010, or, in the case of voting by mail, a duly executed proxy bearing a later date than that of the previous proxy is received by the Company c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 by no later than March 8, 2010, or by the Company’s Secretary at our principal executive offices prior to the beginning of the Annual Meeting. You may also give a written notice of revocation to our Secretary, so long as it is delivered to our Secretary at our principal executive offices, at 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169, prior to the beginning of the Annual Meeting, or given to our Secretary at the Annual Meeting prior to the time your proxy is voted at the Annual Meeting. You also may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person. However, the mere presence of a stockholder at the Annual Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above. If you are a beneficial stockholder, you must contact your broker, bank, trustee, nominee or other holder of record to change your vote or obtain a “legal proxy” to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Q:	Do I have to attend the Annual Meeting in person?

A:	No, but stockholders are cordially invited to attend the Annual Meeting to be held on Tuesday, March 9, 2010, at 10:30 a.m., Local Time, at the Las Vegas Country Club, Rotunda Room, 3000 Joe W. Brown Drive, Las Vegas, Nevada 89109-1257. Stockholders of record desiring to vote at the Annual Meeting should bring the enclosed proxy card, or may vote on a ballot provided at the meeting. Beneficial owners desiring to vote at the meeting will need to contact the broker, bank, trustee, nominee or other holder of record that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting. For stockholders needing directions to the Annual Meeting, please call the Company’s Investor Relations Department, Telephone: (702) 735-2200. Whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the provided postage-paid envelope, or vote by

Internet or telephone, to ensure your representation and the presence of a quorum at the Annual Meeting.

Q:	Who will count the votes?

A:	The final voting results will be tallied by the Inspector of Elections appointed by the Company in accordance with our Amended and Restated By-laws and Delaware law. The Inspector of Elections will separately tabulate affirmative and negative or withhold votes, abstentions and broker non-votes, as applicable. We have hired a third party, Broadridge, to assist the Inspector of Elections in tabulating votes cast by proxy at the Annual Meeting.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the Annual Meeting and intend to publish final results in a Form 8-K within 4 business days following the Annual Meeting.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:	This proxy solicitation by the Board will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile or mail, or by other means, through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Q:	Can I access the Company’s proxy statement and annual report to stockholders for fiscal 2009 via the Internet?

A:	Pursuant to rules promulgated by the SEC, we are providing access to our proxy statement and annual report to stockholders for fiscal 2009 (collectively, “proxy materials”) both by sending you this full set of proxy materials as well as a proxy card and by notifying you of the availability of our proxy materials on the Internet. SEC rules allow companies to avoid sending to their stockholders paper copies of their proxy materials if, instead, they furnish the proxy materials over the Internet (so called “e-proxy”) and mail to their stockholders a Notice of Internet Availability of Proxy Materials (an “Internet Availability Notice”). However, companies are not required to use e-proxy and, in lieu of doing so, may continue to send to stockholders a full set of their proxy materials. We have chosen to follow this latter approach. But, we are still obligated to provide you with the following notice:
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on March 9, 2010

The proxy statement and annual report to stockholders for fiscal 2009 are available at www.apfc.com. At this website, copies of the Notice of Annual Meeting of Stockholders, proxy statement and annual report to stockholders for fiscal 2009 are available free of charge.

Q:	Do I have a dissenters’ right of appraisal?

A:	Under Delaware law, stockholders are not entitled to appraisal rights in connection with any of the proposals in this proxy statement.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this document, the annual report to stockholders for fiscal 2009 or our Annual

Report on Form 10-K for fiscal 2009, please contact: American Pacific Corporation, 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169, Attention: Investor Relations Department, Telephone: (702) 735-2200.

Q:	How can I communicate with the Company’s Board?

A:	You may send communications to the Board in care of our Secretary, 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169, or via email to: InvestorRelations@apfc.com. Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, or an individual director. All such communications will be compiled by the Secretary and relayed promptly to the Board or the individual director(s).
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
SIZE OF BOARD
Pursuant to our Restated Certificate of Incorporation, as amended, our Board shall not be less than three nor more than twelve directors and shall be divided into three classes, with such classes to be as nearly equal in number as possible. Our Board currently consists of ten members, divided into three Classes — four Class A directors; three Class B directors; and three Class C directors. Each class serves for a term of three years and until their successors are duly elected and qualified. Typically, one class is elected each year.
The election of directors requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy, entitled to vote on the matter and voting. According to the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company, in the event that nominees of a Class (or Classes) of directors standing for election do not receive the affirmative vote of 80% of such shares present and voting, the incumbent directors will remain in office until the next annual meeting, at which time such Class (or Classes) and the next Class will stand for election. Accordingly, three Class C directors, Dr. Joseph Carleone, Fred D. Gibson, Jr. and Berlyn D. Miller, are standing for election at this time because, although they each received a majority of the votes cast in last year’s election, each such number was less than 80% of the votes cast. In addition, at the Annual Meeting, four Class A directors are standing for election.
BOARD NOMINATIONS
The Corporate Governance Committee performs various functions, including, among others, those of a nominating committee. The Corporate Governance Committee considers multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and stockholders. The Corporate Governance Committee will consider director candidates recommended by stockholders.
Nominations of persons for election to the Board may be made at a meeting of stockholders: (a) by or at the direction of the Board, (b) by any nominating committee of the Board or committee of the Board performing similar functions, (c) by any person appointed by the Board for such purpose or (d) by any stockholder of the Company who is a stockholder of record at the time of giving of notice for such nomination, who shall be entitled to vote for the election of directors at the meeting and who complies with the timely notice procedures below.
Director candidate nominations from stockholders of the Company must be provided pursuant to the process set forth in the Company’s Amended and Restated By-laws as described below.
The Company’s timely notice procedures require that nominations of directors by stockholders must be made pursuant to a timely notice in writing to the Secretary of the Company for bringing business before a meeting of stockholders. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company:

(a)	in the case of an annual meeting, not less than 120 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting was changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the later of 70 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made; and

(b)	in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the special meeting was first made.
The stockholder’s notice shall set forth:
(a)	as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named, if applicable, in the proxy statement as a nominee and to serving as a director if elected);

(b)	as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder;

(c)	as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Company; and

(d)	as to the stockholder giving the notice and any Stockholder Associated Person, (i) whether and the extent to which any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (a “Derivative Instrument”) is directly or indirectly beneficially owned, (ii) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (iii) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (iv) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).
For purposes of the above, “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth above.
The Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered. Qualifications for Board membership may include, among others, the highest personal and professional integrity, demonstrated exceptional ability and judgment, broad experience in business, finance, or administration, ability to serve the long-term interests of the Company’s stockholders, sufficient time to devote to the affairs of the Company, and contribution to the Company’s overall corporate goals. The Corporate Governance Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of The NASDAQ Stock Market LLC and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests.
In addition to the above considerations, the Corporate Governance Committee considers criteria such as skill, diversity, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and any other factors that the Corporate Governance Committee believes to be in the best interests of the Company and its stockholders. The Corporate Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Corporate Governance Committee, by stockholders, or any other source.
The Corporate Governance Committee identifies and evaluates nominees for director, including nominees recommended by stockholders, pursuant to a process that involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, evaluating candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the Board and, as appropriate, preparing and presenting to the Board an analysis with regard to particular, recommended candidates. The Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify candidates for the Board, although such retention is not required.
BOARD NOMINEES
The Board, upon recommendation by the Corporate Governance Committee, nominated the following individuals to stand for re-election at the Annual Meeting: (i) Dr. Joseph Carleone, Fred D. Gibson, Jr. and Berlyn D. Miller, to serve as Class C directors until the annual meeting of stockholders in 2012, and until the election and qualification of their respective successors; and (ii) John R. Gibson, Jan H. Loeb, William

F. Readdy and Dean M. Willard to serve as Class A directors until the annual meeting of stockholders in 2013, and until the election and qualification of their respective successors. All nominees are currently directors, although Mr. Readdy was only first elected to the Board on November 9, 2009 after being recommended to the Board by the Corporate Governance Committee. Mr. Readdy was initially recommended to the Corporate Governance Committee by the Chairman of the Board of the Company. Each nominee has agreed to be named in this proxy statement and to serve as a director, if elected.
The information provided below is biographical information about each of the director nominees as of January 14, 2010.
Class C Directors
•	Joseph Carleone, Ph.D. was appointed as a director in July 2006. On January 1, 2010, Dr. Carleone became President and Chief Executive Officer of the Company, after serving as President and Chief Operating Officer of the Company since October 15, 2006. Dr. Carleone also currently serves as President of American Pacific Corporation (a Nevada corporation), Ampac-ISP Corp., American Azide Corporation, and Ampac Farms, Inc., as well as a director of Ampac ISP Holdings Limited, Ampac ISP UK Westcott Limited, Ampac ISP UK Cheltenham Limited and Ampac ISP Dublin Limited, each direct or indirect wholly-owned subsidiaries of the Company. From September 2007 through December 2009, Dr. Carleone served as a director for Reinhold Industries, Inc., a diversified manufacturer of advanced system composition components. From November 2005 through September 2006, Dr. Carleone served as Senior Vice President and Chief Product Officer of Irvine Sensors Corporation, a designer, developer, manufacturer and seller of vision systems and miniaturized electronic products for defense, security and commercial applications, and from March 2003 through November 2005, he served as a member of the board of directors of Irvine Sensors Corporation. Dr. Carleone also served as President of Aerojet Fine Chemicals LLC, a business unit of GenCorp Inc., and Vice President of GenCorp Inc., a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment, from September 2000 to November 2005. From 1999 to 2000, he was Vice President and General Manager of Remote Sensing Systems at Aerojet. In addition, he served as Vice President, Operations at Aerojet from 1997 to 2000.

•	Fred D. Gibson, Jr. has been a director of the Company since 1982. Mr. F. Gibson served as Chief Executive Officer, Chairman of the Board and President of the Company and Chairman and Chief Executive Officer of each of the Company’s subsidiaries, from 1985 to July 1997, and Chairman of the Board of the Company until March 1998. Mr. F. Gibson also currently serves as a director of Ampac-ISP Corp., American Pacific Corporation (a Nevada corporation), American Azide Corporation, and Ampac Farms, Inc., each direct or indirect wholly-owned subsidiaries of the Company. He also served as Chairman, President and Chief Executive Officer of Pacific Engineering & Production Co. of Nevada, the predecessor company to American Pacific Corporation, from April 1966 until May 1988. For more than five years and until July 2002, Mr. F. Gibson was a director of Nevada Power Company (now a subsidiary of Sierra Pacific Resources), an electric utility. He has also been a director of Cashman Equipment Company, a distributor of Caterpillar Equipment, for more than five years. For more than five years, Mr. F. Gibson has been a private consultant to the Company, and may provide consultation services on an “as requested” basis in the future. He is the brother of John R. Gibson and Linda G. Ferguson.

•	Berlyn D. Miller was elected as a director of the Company in November 1993. Mr. Miller was a director of First National Bank of Nevada and its successor First Interstate Bank of Nevada from 1980 until 1996. Mr. Miller was also a director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Mr. Miller was the Chairman, President and Chief Executive Officer of ACME Electric of Las Vegas, Nevada, a construction contractor, until 1997, a position he held for more than five years. Since 2000 Mr. Miller has been Chief Executive Officer of Berlyn Miller & Associates, a government relations and business consulting firm.

Class A Directors
•	John R. Gibson has been a director of the Company since 1988. He currently serves as the non-executive Chairman of the Board of the Company, which position he has occupied since January 1, 2010. In July 1997, Mr. J. Gibson became Chief Executive Officer and President of the Company and in March 1998 he was appointed Chairman of the Board. He resigned his position as President of the Company in October 2006 upon the appointment of Dr. Carleone to the office of President and Chief Operating Officer of the Company. Prior to his retirement as an employee of the Company on December 31, 2009, Mr. J. Gibson also served as the Chief Executive Officer and President of a majority of the Company’s wholly-owned subsidiaries, including Ampac-ISP Corp., from 2004 until December 2009, AMPAC Farms, Inc. and American Pacific Corporation (a Nevada corporation), from 1997 to December 2009, and American Azide Corporation from 1993 to December 2009. Mr. J. Gibson also currently serves as a director of Ampac Fine Chemicals LLC, Ampac-ISP Corp., American Azide Corporation, Ampac ISP Holdings Limited, American Pacific Corporation (a Nevada corporation) and Ampac Farms, Inc., each direct or indirect wholly-owned subsidiaries of the Company. He was the Company’s Vice President-Engineering & Operations from March 1992 to July 1997. Prior to that time, he was the Director of Modernization of USS-POSCO Industries, a finishing mill for flat rolled steel products, a position he held for more than five years. Mr. J. Gibson is the brother of Fred D. Gibson, Jr. and Linda G. Ferguson.

•	Jan H. Loeb was elected as a director of the Company in January 1997. In 2007, Mr. Loeb was appointed as President of Leap Tide Capital Management, Inc., formerly known as Amtrust Capital Management, Inc., a capital investment firm. Prior to his appointment, since February 2005, he served as a portfolio manager of Leap Tide Capital Management, Inc. Mr. Loeb serves as a director of Golf Trust of America, Inc., until recently a company engaged in the liquidation of its interests in golf courses in the United States, a position he has held since November 2006, and as a director of TAT Technologies Ltd., a company that provides various products and services to military and commercial aerospace and ground defense industries, a position he has held since August 2009. From February 2004 through January 2005, Mr. Loeb was a Portfolio Manager for Chesapeake Partners, a capital investment firm. From January 2002 through December 2004, Mr. Loeb was a Managing Director of Jefferies & Company, Inc., an investment banking firm based in New York City. From 1994 through 2001, Mr. Loeb was a Managing Director of Dresdner Kleinwort and Wasserstein, Inc., an investment banking firm based in New York City, which was formerly known as Wasserstein Perella & Co., Inc.

•	William F. Readdy was elected as a director of the Company on November 9, 2009. From 1974 to 2005, Mr. Readdy served the United States as a naval aviator, pilot astronaut, military officer, and civil service executive. In September 2005, Mr. Readdy established Discovery Partners International LLC, a consulting firm providing strategic thinking and planning, risk management, safety and emerging technology solutions and decision support to aerospace and high-tech industries. Since its formation, Mr. Readdy has served as Managing Partner of Discovery Partners International LLC. In addition, Mr. Readdy currently serves on the board of directors of Astrotech Corporation, a commercial aerospace company that provides spacecraft payload processing and government services, designs and manufactures space hardware, and commercializes space technologies for use on Earth. Previously Mr. Readdy served as a test pilot and instructor between carrier deployments to the North Atlantic, Caribbean and Mediterranean in the late 1970s and early 1980s. Mr. Readdy joined the National Aeronautics and Space Administration (“NASA”) in 1986 and in 1987 became a member of the astronaut corps, but continued his military service in the Naval Reserve, attaining the rank of captain before retiring in 2000. Mr. Readdy logged more than 672 hours in space on three shuttle missions. He commanded his third flight, docking space shuttle Atlantis at the Russian space station Mir in 1996 and oversaw the first exchange of American astronaut researchers living aboard the Russian outpost. In 2001, Mr. Readdy was appointed NASA’s Associate Administrator for Space Operations. Following the loss of space shuttle Columbia in February 2003, Mr. Readdy chaired NASA’s Space Flight Leadership Council, and oversaw the agency’s recovery from the accident and the shuttle’s successful return to flight in July 2005. Mr. Readdy was honored as a Meritorious Rank Executive by President Bush in 2003 and in 2005 was awarded NASA’s highest honor, the

Distinguished Service Medal for the second time. He has also been the recipient of NASA’s Outstanding Leadership Medal three times and the Exceptional Service Medal twice. In addition he is the recipient of numerous national and international aviation and space awards, and has been recognized for his contributions to aerospace safety.

•	Dean M. Willard was elected as a director of the Company in January 1997. Mr. Willard is primarily a private equity investor, as well as an executive and business owner. He has been affiliated since 1999 with the Jordan Company, L.P., a New York based private equity investment company. Mr. Willard, in partnership with the Jordan Company, manages an aerospace group of companies whose focus is the manufacture and supply management of non-metallic materials used for the manufacture and maintenance of aerospace equipment. Since January 2007, Mr. Willard has served as Chairman and Chief Executive Officer of Reinhold Industries, Inc., a diversified manufacturer of advanced system composition components affiliated with the Jordan Company. Mr. Willard is also Chairman of the Board for several other Jordan-affiliated companies including, Advanced Chemistry & Technology Inc. (since 2006), a supplier of specialty sealants, adhesives and primers to the aircraft market, Proformance Technology (since 2006), a re-manufacturer of automobile engines and parts, and Haas TCM (since 2008), a chemical management services business. From August 1999 to December 2004, he served as Chairman and Chief Executive Officer of Permatex, Inc. and its parent company PBT Brands, Inc. Additionally, Mr. Willard serves on a number of other charitable and corporate boards including Sangha Associates, a family owned business which provides equity and management to various corporations.
BOARD OF DIRECTORS
The following table sets forth the names and ages of the current members of our Board, as well as their respective Board Class and current standing Board committee assignments.

Name	Age	Class	Committee Membership
John R. Gibson	72	A	Retirement Benefits
Jan H. Loeb	51	A	Audit, Corporate Governance, Environmental Oversight, Finance / Chairman
William F. Readdy	58	A
Dean M. Willard	63	A	Audit, Corporate Governance, Environmental
			Oversight, Retirement Benefits / Chairman(1)
Barbara Smith Campbell	60	B	Audit, Corporate Governance(2)
C. Keith Rooker, Esq.	72	B	Audit, Corporate Governance, Environmental Oversight / Chairman,
			Finance
Jane L. Williams	71	B	Audit / Chairman(3), Corporate Governance
Joseph Carleone, Ph.D.	63	C
Fred D. Gibson, Jr.	82	C	Environmental Oversight, Finance, Retirement Benefits
Berlyn D. Miller	72	C	Audit, Corporate Governance / Chairman

(1)	Mr. Willard has served as Chairman of the Retirement Benefits Committee since July 2009.

(2)	Ms. Campbell was elected to the Corporate Governance Committee upon her election to the Board in November 2009 and to the Audit Committee in January 2010.

(3)	Ms. Williams has served as Chairman of the Audit Committee since May 2009.
Class A directors serve until 2013 (assuming re-election at the Annual Meeting), Class B directors serve until 2011, and Class C directors serve until 2012 (assuming re-election at the Annual Meeting), and in each case until their respective successors are duly elected and qualified. The information provided below is biographical information about each continuing director as of January 14, 2010. Biographical information regarding the directors standing for re-election at the Annual Meeting is set forth above.

•	Barbara Smith Campbell has been a director of the Company since November 9, 2009. Presently, Ms. Campbell is President of Consensus, LLC, a company which she founded in 2005 and which provides tax and regulatory monitoring on behalf of Nevada businesses. Prior to starting Consensus, LLC, Ms. Campbell served as a member of the State of Nevada Tax Commission for 5 consecutive terms and as its Chairman from 1996 to 2005. In 1993 she joined Mandalay Resort Group and served as Director of Finance for Mandalay Development. Following a merger between MGM Mirage and Mandalay Resort Group, Ms. Campbell served as Vice President of Finance for MGM Grand Resorts Development until late 2005. Ms. Campbell currently serves as a Trustee for the Donald W. Reynolds Foundation and as an Advisory Board member of Amerco, parent company of U-Haul International, Inc., North America’s largest “do-it-yourself” moving and storage operator. Her past board of directors positions include serving as a director of the Federal Home Loan Bank of San Francisco where she served as Chairman of the Audit Committee. Additionally, she has served on numerous charitable and non-profit boards.

•	C. Keith Rooker, Esq. has been a director of the Company since 1988. Mr. Rooker was the Executive Vice President of the Company from 1988 to July 1997, and was also a Vice President of the Company from 1985 to 1988 and the Company’s Secretary and General Counsel from 1985 to July 1997. Mr. Rooker, who acts as Managing Partner, has been a Partner in the Las Vegas, Nevada and Salt Lake City, Utah law firm of Rooker Rawlins LLP for more than five years.

•	Jane L. Williams was elected as a director of the Company in November 1993. Ms. Williams was also a director of Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1995. Ms. Williams is the President, Chairman and Chief Executive Officer of TechTrans International, Inc. of Houston, Texas, a provider of technical language support services, a position she has held since 1993. Before founding TechTrans International, Inc., Ms. Williams was a consultant to businesses in the aerospace industry for more than five years. Additionally, Ms. Williams serves on a number of other charitable and not-for-profit boards.
INDEPENDENCE OF DIRECTORS
The Board of the Company has determined that each of the Company’s directors (other than John R. Gibson, Fred D. Gibson, Jr., Joseph Carleone, Ph.D. and William F. Readdy), including each member of the Audit Committee and the Corporate Governance Committee of the Board, is an “independent director” as defined in Rule 5605(a)(2) of the Rules of The NASDAQ Stock Market LLC (the “NASDAQ Rules”). In addition, the Board has determined that each member of the Audit Committee is independent within the meaning of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder, and satisfies the requirements for membership in the Audit Committee as set forth in Rule 5605(c)(2)(A) of the NASDAQ Rules and as set forth in the Company’s Amended and Restated Audit Committee Charter, a copy of which is available on the Company’s website at www.apfc.com. Further, the late Norval F. Pohl, who served as a director of the Company and as a member of each of the Corporate Governance Committee and the Audit Committee of the Board, of which the latter committee he also served as Chairman, was an “independent director” under applicable NASDAQ Rules, was independent within the meaning of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder, and satisfied the requirements for membership in the Audit Committee as set forth in the applicable NASDAQ Rules and in the Company’s Amended and Restated Audit Committee Charter.
In making its independence determination regarding Mr. Miller, the Board considered that Mr. Miller received $4,400 in fiscal 2009 for additional services to the Board, solely in Mr. Miller’s capacity as a member of the Board, for his attendance at quarterly meetings of a research and development roundtable that discusses the Company’s products and related markets. In accordance with the Board’s policy, the payments to Mr. Miller were calculated based on the number of days that he was required to attend such roundtable multiplied by a per diem fee equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board.

In making its independence determination regarding Mr. Willard, the Board considered that Dr. Carleone served until December 2009 on the board of directors of Reinhold Industries, Inc., the Chairman and Chief Executive Officer of which is Mr. Willard.
COMMITTEES AND MEETINGS
The Board maintains the following five standing committees, the specific members of which are identified in the preceding table:
•	Audit Committee. The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees, among other things, the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. A more detailed description of the duties of the Audit Committee is set forth in its charter, which is available to stockholders and others on the Company’s website at www.apfc.com. Each member of the Audit Committee is an “independent director” under Rule 5605(a)(2) of the NASDAQ Rules, is “independent” within the meaning of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) under the Exchange Act and satisfies the requirements for membership in the Audit Committee as set forth in Rule 5605(c)(2)(A) of the NASDAQ Rules and as set forth in the Company’s Amended and Restated Audit Committee Charter. Please also see the Audit Committee Report found under Proposal No. 2 in this proxy statement. The Board has determined that each of Jan H. Loeb and Dean M. Willard is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.

•	Corporate Governance Committee. The Corporate Governance Committee, which also acts as the Company’s nominating committee and compensation committee, is responsible for, among other things, overseeing the Company’s policies and procedures respecting corporate governance, business ethics and conduct, identifying and recommending to the Board candidates to serve as directors of the Company, making recommendations to the Board regarding succession planning for executive officers of the Company, reviewing and approving executive compensation, reviewing director compensation levels and practices and recommending changes to the Board and administering the Company’s equity incentive plans. The Corporate Governance Committee also has the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors, including consultants. In addition, the Corporate Governance Committee may delegate its authority to subcommittees, if and when formed. Each member of the Corporate Governance Committee is an “independent director” under Rule 5605(a)(2) of the NASDAQ Rules. The Charter of the Corporate Governance Committee is available to stockholders and others on the Company’s website at www.apfc.com.

In accordance with its Charter, the Corporate Governance Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer and director compensation, although the ultimate determination and any recommendations to the Board remain with the Corporate Governance Committee. With regard to the compensation paid to executive officers other than the Chief Executive Officer, management assists the Corporate Governance Committee by, among other things: (1) evaluating employee performance; (2) recommending business performance targets and objectives; and (3) recommending salary levels and equity awards (if applicable). The Chief Executive Officer and Vice President-Administration work with the Corporate Governance Committee, and participate in Corporate Governance Committee meetings at the Corporate Governance Committee’s request, to provide, among other things: (1) background information regarding the Company’s strategic objectives; (2) the Chief Executive Officer’s evaluation of the performance of the other executive officers; and (3) the Chief Executive Officer’s compensation recommendations as to each of the other executive officers, including with respect to base salary adjustments, short and long-term incentives and other benefits.

•	Environmental Oversight Committee. The Environmental Oversight Committee oversees the Company’s compliance with applicable environmental, safety and health standards, statutes and regulations.

•	Finance Committee. The Finance Committee oversees special finance related transactions on an as needed basis as determined by the Board.

•	Retirement Benefits Committee. The Retirement Benefits Committee administers the Company’s defined benefit pension plans, the supplemental executive retirement plan and the 401(k) plans, and oversees the performance of the managers of pension plan assets.
During fiscal 2009, the Board and its committees held the following number of meetings: Board, 8; Audit Committee, 6; Corporate Governance Committee, 6; Environmental Oversight Committee, 2; Finance Committee, 1; and Retirement Benefits Committee, 2. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served that were held during the applicable period of service. It is a policy of the Board to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board. Seven members of the Board attended the 2009 annual meeting of stockholders.
DIRECTOR COMPENSATION (FISCAL 2009)
The non-employee directors are compensated primarily in cash by way of annual retainer fees (payable in quarterly installments), meeting attendance fees, and additional fees for individuals serving as a committee chairman. Furthermore, to the extent the Company has a non-executive Chairman of the Board of Directors, such individual receives a separate annual retainer for services in such role. Additionally, non-employee directors may receive stock options, restricted stock, restricted stock units or stock appreciation rights, to enable them to build a meaningful equity position in the Company and align their interests with our stockholders’ interests. Board members are reimbursed for expenses incurred in attending Board and committee meetings, for performing other services for the Company in their capacities as directors and for attending other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director in connection with such events. Particular non-employee director(s) may be requested by the Chairman of the Board to provide additional services to the Board, in each case solely in each such director’s capacity as a member of the Board, for which such director receives a per diem fee for providing such services equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board (currently $1,100 per meeting attended). Some of our non-employee directors may provide, and certain non-employee directors have provided in the past, limited consultation services to the Company in addition to their regular Board-related duties. Our directors who are also employees of the Company do not receive additional compensation for their Board service. The Company and each director have entered into the Company’s standard form of Indemnification Agreement between the Company and a director, the form of which agreement was previously filed by the Company as Exhibit 3.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000.
The following table provides compensation information for fiscal 2009 for each non-employee member of our Board.

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned or		Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Stock	Awards	Compensation	Compensation	Compensation
Name	($)(1)	Awards ($)	($)(2)	($)	Earnings	($)	Total ($)
Fred D. Gibson, Jr.	$42,000	N/A	$24,140	N/A	N/A	—	$66,140
Jan H. Loeb	$51,175	N/A	$24,140	N/A	N/A	—	$75,315
Berlyn D. Miller	$52,450	N/A	$24,140	N/A	N/A	$4,400 (3)	$80,990
Norval F. Pohl, Ph.D.(4)	$39,500	N/A	$10,021 (5)	N/A	N/A	—	$49,521
C. Keith Rooker, Esq.	$52,350	N/A	$24,140	N/A	N/A	—	$76,490
Dean M. Willard	$49,150	N/A	$24,140	N/A	N/A	—	$73,290
Jane L. Williams	$52,000	N/A	$24,140	N/A	N/A	—	$76,140

(1)	For fiscal 2009, each of our non-employee directors received the following cash compensation for their service as a director: $7,500 retainer fee per quarter; $1,100 for each Board meeting attended in person or by telephone; and $800 for each Board committee meeting attended in person or by telephone. In addition to meeting fees as a member of a Board committee, each Board committee Chairman also received, in consideration for their chairmanship’s responsibilities, additional annual retainer fees as follows: Audit Committee Chairman, $8,000; Corporate Governance Committee Chairman, $5,000; Environmental Oversight Committee Chairman, $1,000; Retirement Benefits Committee Chairman, $1,000; and Finance Committee Chairman, $500. Our non-employee directors are also reimbursed for expenses incurred in attending Board and committee meetings, for performing other services for the Company in their capacities as directors and for attending other Company related events, including travel, hotel accommodations, meals and other incidental expenses for the director in connection with such events.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2009 for awards granted in fiscal 2009 and in prior years. The assumptions used in determining the dollar values are set forth in Note 3 of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009. In fiscal 2009, each director was awarded an option to purchase up to 5,000 shares of common stock of the Company under the 2008 Stock Incentive Plan, with an exercise price of $11.25 per share. The grant date fair value of each option granted to directors in fiscal 2009 was $27,747. As of the end of fiscal 2009, each of the following directors held awards of stock options to purchase shares of our common stock in the aggregate amounts set forth in the table below, subject to the terms of their award agreements:

Aggregate Number of
Stock Options
Name	(#)
Fred D. Gibson, Jr.	38,571
Jan H. Loeb	8,571
Berlyn D. Miller	38,571
The Estate of Norval F. Pohl, Ph.D.	31,071
C. Keith Rooker, Esq.	23,571
Dean M. Willard	8,571
Jane L. Williams	23,571

(3)	Mr. Miller received $4,400 in fiscal 2009 for additional services to the Board, solely in Mr. Miller’s capacity as a member of the Board, for his attendance at quarterly meetings of a research and development roundtable that discusses the Company’s products and related markets. In accordance with the Board’s policy, the payments to Mr. Miller were calculated based on the number of days that he was required to attend such roundtable multiplied by a per diem fee equal in amount to the standard fee received by a director for attendance, in person or by telephone, at a meeting of the Board.

(4)	Dr. Pohl served as a director, as a member of the Corporate Governance Committee and as the Chairman of the Audit Committee until his death in May 2009.

(5)	Amount reflects the termination of unvested options, originally awarded in November 2008, upon Dr. Pohl’s death in May 2009.
DIRECTOR COMPENSATION DETERMINATIONS AND CONSIDERATIONS
Non-employee directors’ compensation generally is determined and awarded by the Board. The Corporate Governance Committee is responsible for reviewing, evaluating and designing a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term interests of the stockholders of the Company. The Corporate Governance Committee is also responsible for reviewing director compensation levels and practices and recommending to the Board, from time to time, changes in such compensation levels and practices. The Corporate Governance Committee may also make equity awards to non-employee directors from time to time under the Company’s equity plans. The Corporate Governance Committee may also request that management of the Company provide it and the Board with recommendations on non-employee director compensation and/or common director compensation practices, although the Corporate Governance Committee retains its ultimate authority to make recommendations to the Board and, in the case of equity awards, take compensatory actions.

The Corporate Governance Committee periodically reviews benchmarking assessments and other factors in order to assess the level of compensation to non-employee directors, in part as a basis, as and when required, for attracting qualified candidates for future Board service and for reinforcing our practice of encouraging stock ownership by our directors.
During late fiscal 2008, following discussion between the Corporate Governance Committee and the Board, the Company, on behalf of the Corporate Governance Committee, engaged Mercer to conduct a compensation assessment of the competitiveness of the compensation currently provided to the Company’s non-employee directors and to suggest improvements, as appropriate. Pursuant to such engagement, Mercer reported to the Corporate Governance Committee and the Board on current director pay trends, further benchmarked the Company’s non-employee director pay levels and practices against the Company’s established peer group (discussed in greater detail in Compensation Discussion and Analysis below), and suggested additional potential adjustments to the Company’s non-employee director compensation program.
After evaluating Mercer’s report and related compensation information, and based on discussions by and among the directors of the Company, each of the Corporate Governance Committee and the Board determined to take action in November 2008 to adjust non-employee director compensation levels. In particular, the Corporate Governance Committee, in order to bring the non-employee directors’ equity compensation component into alignment with the Company’s peer group of companies, awarded each of the non-employee directors options to purchase up to 5,000 shares of common stock under the 2008 Stock Incentive Plan at a per share exercise price of $11.25, that vest in 3 approximately equal annual installments, which vesting began on November 3, 2009. Additionally, the Board determined, based upon the increased responsibilities of Board committee chairmen under today’s heightened regulatory environment, to provide annual retainer fees for each committee chairman in lieu of a chairman’s attendance fee of $300 per meeting. Effective October 1, 2008, the committee chairman annual retainer fees are as follows: Audit Committee Chairman, $8,000; Corporate Governance Committee Chairman, $5,000; Environmental Oversight Committee Chairman, $1,000; Retirement Benefits Committee Chairman, $1,000; and Finance Committee Chairman, $500.
Following the completion of fiscal 2009, on November 9, 2009, the Board elected each of William F. Readdy and Barbara Smith Campbell as directors of the Company, filling two existing vacancies on the Board. Prior to the election of each of Mr. Readdy and Ms. Campbell, the Board, in accordance with the terms of the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated By-laws, adopted a resolution increasing to ten (10) the number of directors which constitutes the whole Board. Following such action by the Board, two vacancies then existed on the Board, which Mr. Readdy and Ms. Campbell were elected to fill.
Neither Mr. Readdy nor Ms. Campbell is, nor has been, an employee of the Company. As non-employee directors on the Board, each of Mr. Readdy and Ms. Campbell receive the same standard cash compensation amounts paid to other non-employee directors for service on the Board. In addition, the Corporate Governance Committee, in its capacity as administrator of the Company’s 2008 Stock Incentive Plan, granted on November 10, 2009 to each of Mr. Readdy and Ms. Campbell (as it did for each other non-employee director of the Board) options to purchase up to 5,000 shares of common stock of the Company under the 2008 Stock Incentive Plan at a per share exercise price of $7.15, which options vest in 3 approximately equal annual installments beginning November 10, 2010.
As noted above, our directors who are also employees of the Company or its subsidiaries (for fiscal 2009, Mr. J. Gibson and Dr. Carleone) do not receive any additional compensation for their service as directors. For information regarding the compensation of our employee directors, see “Executive Compensation” below.
On December 31, 2009, Mr. J. Gibson retired as Chief Executive Officer of the Company and, upon such retirement as an employee of the Company, Dr. Carleone became Chief Executive Officer of the Company, in addition to remaining in his role as President. Mr. J. Gibson continues to serve as the non-executive Chairman of the Board of Directors of the Company. In November 2009, recognizing the increased responsibilities of a non-executive Chairman of the Board of Directors, the Corporate Governance Committee and the Board determined that any non-executive Chairman of the Board of the Company would receive an annual retainer of $100,000. Accordingly, effective January 1, 2010, Mr. J. Gibson shall receive such annual retainer for his services, payable in quarterly installments, as the non-executive Chairman of the Board of Directors of the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Board’s Corporate Governance Committee (which also acts, among other things, as the Company’s compensation committee) during fiscal year 2009 were Jan H. Loeb, Berlyn D. Miller, Norval F. Pohl, Ph.D. (until his death in May 2009), C. Keith Rooker, Esq., Dean M. Willard, and Jane L. Williams. No member of the Corporate Governance Committee served as one of our officers or employees during fiscal 2009, or the two preceding fiscal years.
None of our executive officers serve as a member of the board of directors or compensation committee (or other board committee performing similar functions) of any other company that has an executive officer serving as a member of our Board or Corporate Governance Committee, except that Dr. Joseph Carleone served until December 2009 on the board of directors of Reinhold Industries, Inc., the Chairman and Chief Executive Officer of which is Dean M. Willard, a member of the Company’s Corporate Governance Committee.
BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.
In the event any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our Board to fill the vacancy. Proxies received will be voted “FOR” the nominees named above, unless marked to the contrary. Proxies may not be voted for a greater number of persons than the number of nominees named.
VOTE REQUIRED
Election of each director requires the affirmative vote of 80% or more of the shares of common stock present in person or represented by proxy, entitled to vote on the matter and voting. Our stockholders may not cumulate votes in the election of directors. In the event that a nominee(s) does not receive the required affirmative vote, the incumbent director(s) will remain in office until the next annual meeting of stockholders. Prior to the next annual meeting of stockholders, the Corporate Governance Committee will make recommendations to the Board for nominees to fill any previously unelected and/or open seats within the Class, which will then stand for election for a one-year term in the case of Class C directors, or a two-year term in the case of Class A directors, along with the next Class (Class B directors), which will stand for election for a term of three years.

EXECUTIVE COMPENSATION
NAMED EXECUTIVE OFFICERS
The following table sets forth the name, age (as of January 14, 2010) and position of our Named Executive Officers (the “NEOs”) for fiscal 2009.

Name	Age	Position
John R. Gibson	72	Chairman of the Board & Chief Executive Officer*
Joseph Carleone, Ph.D.	63	President & Chief Operating Officer*
Linda G. Ferguson	67	Vice President-Administration & Secretary
Dana M. Kelley	46	Vice President, Chief Financial Officer & Treasurer
Aslam Malik, Ph.D.	50	President, Ampac Fine Chemicals LLC

*	Effective December 31, 2009, Mr. J. Gibson retired as Chief Executive Officer, while continuing as non-executive Chairman of the Board, and, effective January 1, 2010, Dr. Carleone became Chief Executive Officer of the Company in addition to remaining in his role as President.
The information provided below is biographical information about each NEO, excluding Mr. J. Gibson and Dr. Carleone, as of January 14, 2010. For information concerning Mr. J. Gibson and Dr. Carleone, see “Board Nominees,” above.
•	Linda G. Ferguson has served as the Company’s Vice President-Administration since 1997 and Secretary since May 2005. Additionally, she was Assistant Corporate Secretary from 1997 until 2005. Ms. Ferguson also currently serves as Secretary of each of the Company’s direct and indirect wholly-owned subsidiaries, other than Energetic Additives Inc., LLC. Ms. Ferguson has been employed by the Company since 1985 and served as the Vice President, Human Resources and Secretary for Western Electrochemical Company, the Company’s former principal operating subsidiary, from 1989 until 1994, and as Assistant Secretary of that subsidiary from 1995 until 1997. Prior to joining the Company, Ms. Ferguson was employed as a business teacher in secondary schools and colleges in Colorado and Nevada. Ms. Ferguson is the sister of John R. Gibson and Fred D. Gibson, Jr.

•	Dana M. Kelley was appointed Vice President, Chief Financial Officer and Treasurer of the Company, effective as of October 1, 2006. Ms. Kelley was the acting Chief Financial Officer from March 2006 through September 2006, and Director of Finance from February 2006 through March 2006. Ms. Kelley performed financial consulting for the Company from July 2005 until February 2006. Ms. Kelley was employed by Shuffle Master, Inc., a gaming supply company, as Vice President of Finance and Corporate Controller from May 2002 through April 2005; UNOVA, Inc. as Corporate Controller from September 1999 through April 2002; and Deloitte & Touche LLP from September 1991 through September 1999, where she attained the position of Audit Senior Manager. Ms. Kelley also currently serves as Chief Financial Officer and Treasurer of Ampac-ISP Corp. and American Pacific Corporation (a Nevada corporation), Treasurer of American Azide Corporation and Ampac Farms, Inc., and manager of Energetic Additives Inc., LLC, each of which is a direct or indirect wholly-owned subsidiary of the Company.

•	Aslam Malik, Ph.D. has served as the President of the Company’s wholly-owned subsidiary, Ampac Fine Chemicals LLC, since December 2005. From 2003 to November 2005, Dr. Malik served as Vice President of Technology and Business Development of Aerojet Fine Chemicals LLC, a business unit of GenCorp Inc. and Vice President of GenCorp Inc., a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment. From August 2000 through July 2003, Dr. Malik served as a Director of Research and Development of Aerojet Fine Chemicals LLC.

In addition to the above NEOs, the Company has one other executive officer. The information provided below is biographical information about such officer as of January 14, 2010.
•	Robert Huebner, age 56, has been the Company’s Vice President-Ampac ISP since October 1, 2004. Ampac-ISP Corp. was formerly the liquid propulsion division of Atlantic Research Corporation, a subsidiary of Aerojet-General Corporation, a developer and manufacturer of propulsion systems for defense and space applications, armament systems for precision tactical weapon systems and munitions applications, where Mr. Huebner served as Vice President from October 2003 through September 2004. Mr. Huebner also served in the capacity of Managing Director (1999-2001), Director of Program Management (2001-2002), and Vice President (2002-2003) for Atlantic Research Corporation, when it was a subsidiary of Sequa Corporation. Mr. Huebner also currently serves as a director of Ampac ISP UK Westcott Limited, Ampac ISP Holdings Limited, Ampac ISP UK Cheltenham Limited and Ampac ISP Dublin Limited, each of which is an indirect wholly-owned subsidiary of the Company.
COMPENSATION DISCUSSION AND ANALYSIS
The Company’s Corporate Governance Committee, among other things, is empowered to review and approve, and make recommendations to the full Board regarding, the compensation and compensation practices for the Company’s executive officers, including the following named executive officers, or “NEOs”, as of the end of fiscal 2009: (i) Chairman and Chief Executive Officer, (ii) President and Chief Operating Officer, (iii) Vice President, Chief Financial Officer and Treasurer, (iv) Vice President-Administration and Secretary, and (v) President of Ampac Fine Chemicals LLC. The Corporate Governance Committee administers both non-equity and equity-based incentive plans, in particular with respect to determining any awards to NEOs, and consults with management regarding non-executive employee compensation, compensation plans and programs.
In this discussion and analysis, we address the compensation rationale and determinations relating to our NEOs. The discussion should be read together with the compensation tables and related narrative for the NEOs that can be found in this proxy statement following this discussion.
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation philosophy seeks to align the individual interests of the NEOs with the business and financial goals and performance of the Company by rewarding executive officer performance that reaches or exceeds established goals, with the ultimate objective of improving stockholder value. Toward that end, the Company’s executive compensation is designed to: (1) attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company; (2) promote a performance-oriented environment that encourages both Company and individual achievement; (3) reward executive officers for long-term strategic management and the enhancement of stockholder value; and (4) provide levels of total compensation that are competitive with those provided by other companies with which the Company may compete for executive talent.
To achieve these objectives, the fiscal 2009 compensation program relied on base salary, annual incentive compensation and long-term incentive compensation. We believe this structural design of the Company’s compensation program rewards each NEO’s individual contributions to the Company, as well as the NEO’s impact and involvement in the Company’s present and future performance, by combining both short-term and long-term elements that encourage and reward individual and Company performance and foster overall increases in stockholder value. It achieves this result in two ways.
First, it ties annual incentive bonuses of NEOs to meeting or surpassing the Company’s financial objectives for the fiscal year. In particular, the fiscal 2009 compensation program established rewards for NEOs to achieve or exceed the Company’s Adjusted EBITDA objectives, which the Company believes are significant indicators of the Company’s overall performance. The Corporate Governance Committee recognizes, however, that Company-wide measures may not, in all cases, fully reflect the individual performance and contributions made by a particular NEO. Consequently, in certain cases, the Corporate Governance Committee believes that business-segment objectives may be appropriate for certain NEOs and, accordingly, such NEOs may have objectives that are based on meeting or exceeding business plan objectives for a particular business segment. As a result, in the case of one NEO, the fiscal 2009 compensation program was tied to Adjusted EBITDA objectives relating to the Company’s Fine Chemicals segment.
Second, it ties the majority of the value of equity awards to the achievement of the overall, long-term success of the Company. In particular, the fiscal 2009 compensation program included awards of stock options and of restricted stock for NEOs, the combined effect of which is designed to incentivize NEOs to seek to increase long-term stockholder value in the Company. Given their multi-year vesting periods, the Company’s equity awards will provide the greatest value and, in the case of stock options, a positive return to a NEO if the market price of the shares appreciates over the award term and only if the NEO remains employed by the Company through the vesting period.
CONSIDERATIONS FOR DETERMINING FISCAL 2009 EXECUTIVE OFFICER COMPENSATION
The Corporate Governance Committee considers, with respect to each of the NEOs, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as perquisites and other personal benefits, available to each NEO or that may be received by such NEO under certain circumstances, including compensation payable upon termination of the NEO under an employment agreement or severance agreement (if applicable). The Corporate Governance Committee also considers the accounting, tax and other effects, if any, of each such element of compensation to each NEO.
With respect to each NEO, the Corporate Governance Committee further considers, among various factors, the compensation paid to such NEO’s peers within the Company and the compensation paid to similarly-situated executive officers at pre-determined peer companies and salary trends for such peer companies. The Corporate Governance Committee also considers past performance and contributions to the Company by the particular NEO, the Chairman and Chief Executive Officer’s recommendations with respect to compensation of such NEO (other than in the case of the Chairman and Chief Executive Officer), the specific desire to create an essential and meaningful pay-for-performance element to such NEO’s compensation, and certain other items, including overall current and projected financial results of the Company and broader goals of the Company, such as internal performance goals, cost-containment goals and other goals as reflected in the Company’s annual business plan for the fiscal year.
Role of NEOs in Our Compensation Program. Compensation for the Chairman and Chief Executive Officer is reviewed, evaluated and approved by the Corporate Governance Committee without the presence or participation of the Chairman and Chief Executive Officer. The Corporate Governance Committee’s decision with respect to awards of, or changes in, compensation to be paid to the Chairman and Chief Executive Officer may, in certain cases, also be submitted to the Board (excluding the Chairman and Chief Executive Officer and the President and Chief Operating Officer) for additional approval and ratification.
With regard to the compensation paid to each NEO other than the Chairman and Chief Executive Officer, the Chairman and Chief Executive Officer, together with the Vice President-Administration of the Company and certain staff of the Company, play a significant role in the compensation setting process by, among other things: (1) evaluating employee performance; (2) recommending business performance targets and objectives; and (3) recommending salary levels and equity awards (if applicable).
The Chairman and Chief Executive Officer and Vice President-Administration of the Company work with the Corporate Governance Committee, and participate in Corporate Governance Committee meetings at the Corporate Governance Committee’s request, to provide, among other things: (1) background information regarding the Company’s strategic objectives; (2) the Chairman and Chief Executive Officer’s evaluation of the performance of the other NEOs; and (3) the Chairman and Chief Executive Officer’s compensation recommendations as to each of the other NEOs, including with respect to base salary adjustments (if any), short and long-term incentives and other benefits.
Following the review of recommendations of the Chairman and Chief Executive Officer, the Corporate Governance Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chairman and Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Corporate Governance Committee giving its approval to such NEOs’ compensation. The Corporate Governance Committee’s compensation determinations with respect to awards of, or changes in, compensation for each NEO may, in certain cases, also be submitted to the Board (excluding the Chairman and Chief Executive Officer and the President and Chief Operation Officer) for approval and ratification.
Benchmarking. To assist the Corporate Governance Committee in its review of executive compensation, the Company’s Human Resources Department, under the direction of management, annually provides to the Corporate Governance Committee compensation data compiled from a pre-determined “peer group” of companies. Because the Company has a unique business model, which combines three distinct business segments into one organization, there are no directly comparable peers to the Company. Consequently, the comparative companies included in our peer group meet the following criteria: (1) each peer company is a public company primarily operating as a manufacturer in at least one of the following business segments—aerospace equipment, pharmaceutical fine chemicals or specialty chemicals (identified within the segment by an applicable Standard Industrial Classification or “SIC” code); and (2) each peer company has total annual revenues ranging from $100 million to $300 million. The fiscal 2009 peer group consisted of:

Albany Molecular Research, Inc.	Hawkins, Inc.
Alkermes, Inc.	LMI Aerospace, Inc.
American Vanguard Corporation	Material Sciences Corporation
Astronics Corporation	Nektar Therapeutics
Cubist Pharmaceuticals, Inc.	Symyx Technologies, Inc.
Hawk Corporation	Vertex Pharmaceuticals Incorporated
The unique roles and responsibilities of our President and Chief Operating Officer, and our Vice President-Administration and Secretary made comparability of job function vis-à-vis individual executive officers at our peer group of companies difficult. Consequently, the Corporate Governance Committee required that further data be obtained, and utilized to formulate more specialized peer groups for the President and Chief Operating Officer (the “COO Peer Group”), and the Vice President-Administration and Secretary (the “Administrative Peer Group”).
The criteria for the COO Peer Group included the following: (1) the peer company is a public company primarily operating as a manufacturer in at least one of the following business segments—aerospace equipment, pharmaceutical fine chemicals or specialty chemicals (identified within the segment by an applicable SIC code); (2) the peer company has total annual revenues ranging from $100 million to $600 million; and (3) the peer company has either a Chief Operating Officer and/or President, or a Chief Operating Officer and Executive or Senior Vice President.
During fiscal 2009, in collecting the peer group data, it was determined that eleven of the seventeen existing peer companies within the established COO Peer Group, no longer met the selection criteria, as a result of delisting, no longer meeting the annual revenue parameters, or no longer including a comparable executive within their named executive group. Consequently, the resulting fiscal 2009 COO Peer Group is comprised of eight peer companies, of which, five peer companies were carried over from the prior year, and three additional peer companies were included from the primary peer group as a result of the availability of a comparable executive position. The COO Peer Group for fiscal 2009 consisted of:

Alkermes, Inc.*	Kendle International Inc.
Bentley Pharmaceuticals, Inc.	Landec Corporation
CPI International, Inc.	LMI Aerospace, Inc.*
Cubist Pharmaceuticals, Inc.*	Nektar Therapeutics*

*	existing primary peer group company
The criteria for the Administrative Peer Group included the following: (1) the peer company is a public company primarily operating as a manufacturer in at least one of the following business segments—aerospace equipment, pharmaceutical fine chemicals or specialty chemicals (identified within the segment by an applicable SIC code); (2) the peer company has total annual revenues ranging from $100 million to $750 million; and (3) the peer company has individuals serving as Vice President, Senior Vice President or Executive Vice President in areas of Administration, Environmental, Health and Safety, and/or Human Resources, and additionally in some instances, corporate secretary or general counsel.
During fiscal 2009, in collecting the peer group data, it was determined that six of the seven existing peer companies within the established Administrative Peer Group no longer met the selection criteria, as a result of delisting, no longer meeting the annual revenue parameters, or no longer including a comparable executive within their named executive group. Consequently, the resulting fiscal 2009 Administrative Peer Group is comprised of eight peer companies, of which, one peer company was carried over from the prior year. The Administrative Peer Group for fiscal 2009 consisted of:

AeroVironment Inc.	The Medicines Company
GenCorp Inc.	PDI, Inc.
Innospec Inc.	Penford Corporation
Material Sciences Corporation *	Standex International Corporation

*	existing primary peer group company
The Human Resources Department utilized Equilar’s ExecutiveInsight research database, a resource for benchmarking executive compensation and analyzing CEO and executive pay trends, to aid the Corporate Governance Committee in comparing our fiscal 2009 compensation program and compensation levels against the applicable peer groups of companies.
Using data from the applicable peer groups of companies, the Corporate Governance Committee assessed the compensation practices of each of the peer companies, including components of compensation, and compensation levels within each component. This data was then compared to the total compensation and individual elements of the Company’s compensation, as applicable, for the NEOs in order to provide a starting point for assessing and determining the Company’s fiscal 2009 compensation program, as applicable, for such NEOs. Notwithstanding the overall appropriateness of the peer groups of companies for comparison purposes with the Company, significant disparities in job functions and compensation elements at the individual level existed between the NEOs and similarly situated executive officers within the peer group of companies, which made specific, direct comparability of compensation less meaningful. Consequently, the peer group comparative compensation information is only one of a number of factors used in setting NEO compensation.
The Corporate Governance Committee retains considerable discretion to structure and adjust compensation with respect to both individual NEOs and the NEOs as a group. It does not follow a formulaic approach toward setting compensation or comparing NEOs’ compensation to executive officers within the applicable peer group of companies. Further, the Corporate Governance Committee generally believes that it is very difficult, given the unique nature, business segments and overall operation and structure of the Company, to use a formula to reflect all of the factors that should be taken into account in setting compensation of the NEOs. Consequently, the Corporate Governance Committee does not aim to set target compensation levels at a particular percentile of compensation of the Company’s peer groups of companies, but rather seeks to use peer group data as a foundation on which to build a better understanding of pay practices and current trends and, ultimately, to establish a compensation program that is competitive.
While NEO-to-peer-group comparisons may not be particularly meaningful given the individualized considerations made for each of the Company’s NEOs, such comparisons may be useful with respect to putting the elements of each NEO’s compensation into a larger context and illustrating the initial starting point from which the Corporate Governance Committee worked to establish the total compensation and individual elements of the Company’s fiscal 2009 compensation program, as applicable, for the NEOs.
For each of the NEOs, the core elements of compensation ranked against the applicable peer group as follows:

	Percentile Ranking (1)
			Long-term Incentive	Annual Incentive
Name	Total Compensation	Base Salary	Compensation	Compensation
John R. Gibson	41%	53%	(2)	62%
Joseph Carleone, Ph.D.	36%	46%	(2)	41%
Linda G. Ferguson	18%	9%	(2)	53%
Dana M. Kelley	(2)	(2)	(2)	14%
Aslam Malik, Ph.D.	28%	39%	(2)	48%

(1)	Percentile amounts were calculated utilizing fiscal 2008 compensation data.

(2)	Compensation element ranked the lowest in the peer group.
The relative ranking of the fiscal 2008 element of annual incentive compensation of a NEO as compared to the Company’s applicable peer group, as a general matter, had the potential to vary depending upon not only the performance of each of the comparative peer group officers but also the performance of each company itself within the particular peer group.
ELEMENTS OF OUR COMPENSATION PROGRAM
Our fiscal 2009 compensation program consists of four elements: (1) base salary; (2) annual incentives; (3) long-term incentives; and (4) other benefits. The Corporate Governance Committee relies upon its judgment and, when appropriate, the Chairman and Chief Executive Officer’s judgment of each NEO (not including the Chairman and Chief Executive Officer) in determining the amount and mix of compensation elements and whether each particular payment or award (if applicable) provides an appropriate incentive and reward for performance that sustains and enhances stockholder value.
Base Salary. The Company provides NEOs with base salary to compensate them for services rendered during the fiscal year, and to provide each NEO with a degree of financial certainty and stability. Base salary is designed to provide competitive levels of compensation to NEOs based upon their experience, duties and scope of responsibilities. Each NEO’s base salary is typically reviewed annually as part of the Company’s performance evaluation process as well as upon a promotion or other change in job responsibility.
The Corporate Governance Committee reviews base salary compensation levels for all NEOs by assessing (a) the current rate of compensation then being paid by the Company to each NEO, (b) the compensation levels and salary trends for comparable positions within the applicable peer group of companies, (c) the NEO’s qualifications and experience level, (d) each NEO’s past performance and contribution to the Company, (e) future performance expectations, and (f) management’s recommendations with respect to NEOs except the Chairman and Chief Executive Officer. In addition, as an overall factor in approving base salaries, the Corporate Governance Committee considers the Company’s continuing focus on general cost containment and the general business and economic environment with respect to the Company and businesses generally, including the Company’s current and anticipated financial results. The relative weight given to each of these factors varies with each individual as the Corporate Governance Committee deems appropriate.
As part of its annual review of base salaries of NEOs, the Corporate Governance Committee evaluated Mr. J. Gibson’s performance along with considering the benchmarking data and other factors described above. They further considered Mr. J. Gibson’s evaluation of the individual performance of each of Dr. Carleone, Ms. Ferguson, Ms. Kelley and Dr. Malik, and Mr. J. Gibson’s recommendations relating to each of their base salary levels, as well as considered the benchmarking data and other factors described above. Based on its annual review of base salaries, the Corporate Governance Committee determined to maintain all base salaries for NEOs at existing levels in fiscal 2009. A significant factor in the Corporate Governance Committee’s decisions, among others, was its conclusion that existing base salaries of the NEOs remained competitive without change, given existing business and economic circumstances, while supporting the Company’s cost containment initiatives for the fiscal year.
Effective January 1, 2010, Dr. Carleone received an increase in his annual base salary of 10%, from $395,025 to $434,528, in light of his new role as Chief Executive Officer of the Company.
The base salaries of the Company’s NEOs are set forth in the table under “Summary Compensation (Fiscal 2009)” below.
Annual Incentives. As in prior fiscal years, our fiscal 2009 compensation program included annual incentive compensation, in particular the potential for annual cash bonuses. For fiscal 2009, such annual cash bonuses were made in accordance with the American Pacific Corporation Incentive Compensation Plan (the “Incentive Plan”), which was adopted by the Board in March 2008.
The purpose of the Incentive Plan is to provide an incentive for NEOs and certain other employees of the Company and its divisions and subsidiaries to meet or surpass the financial and performance goals of the Company for the current fiscal year, including to (i) increase profitability of the Company, (ii) support achievement of the Company’s annual business plan, (iii) help ensure a competitive compensation program vis-à-vis other companies, (iv) provide an essential and meaningful pay-for-performance element within the Company’s compensation program, and (v) achieve the highest level of performance to further the Company’s goals, objectives, and strategies.
Under the terms of the Incentive Plan, the Corporate Governance Committee selects the NEOs who shall participate in the Incentive Plan with respect to the particular fiscal year. In addition, under the terms of the Incentive Plan, either the Corporate Governance Committee or the Board determines the financial targets of the Company, the achievement of which shall result in the payment of a cash bonus to a NEO. However, the Corporate Governance Committee must subsequently approve any actual payment of a cash bonus to a NEO. Moreover, any payment of such bonus may only be made following the completion of audited financial statements for the Company for the fiscal year to which the cash bonus relates. The Corporate Governance Committee retains authority and discretion to determine whether the financial effects of unique or infrequent activities of the Company are to be included in the Company’s financial results for the purposes of measuring achievement of financial targets and the Corporate Governance Committee also retains authority and discretion to reduce or eliminate any incentive bonus otherwise payable pursuant to the terms of the Incentive Plan in such manner as it may determine in any particular fiscal year. Further, the Corporate Governance Committee may consult with the Board or management or may seek ratification by the Board (excluding the Chairman and Chief Executive Officer and the President and Chief Operating Officer) with respect to actions in connection with the Incentive Plan.
In general, for Mr. J. Gibson, Dr. Carleone, Ms. Ferguson and Ms. Kelley (collectively, the “Corporate NEOs”), the performance targets for this compensation element are based on consolidated business performance. In the case of Dr. Malik, given his role as President of our Fine Chemicals segment, and the desire to tie his annual cash bonus more closely to the performance of this business unit, his performance targets are based on the business performance of our Fine Chemicals segment.

Annual cash bonuses for Corporate NEOs are based on the Company’s full or partial achievement of an established Adjusted EBITDA objective, and in the case of Dr. Malik, full or partial achievement of an Adjusted EBITDA objective for our Fine Chemicals segment (collectively, “performance targets”). The Corporate Governance Committee, in conjunction with management, utilizes the Company’s annual business plan, which has been approved and adopted by the Board, to establish performance targets and potential annual bonus amounts. In addition to the annual business plan, in making the determination of achievement levels, the Corporate Governance Committee may consider the Company’s strategic plan, internal performance goals, other specific circumstances facing the Company and particular NEOs during the year and management’s recommendations. In this way, incentive compensation fulfills our compensation objective of supporting a performance-oriented environment that encourages both Company and individual achievement through seeking achievements that correlate to our annual business plan and other financial and performance goals, while also encouraging and rewarding superior individual performance.
For fiscal 2009, the performance targets approved by the Corporate Governance Committee for the NEOs consisted of minimum, middle and target levels of consolidated Adjusted EBITDA, in the case of the Corporate NEOs (the “Consolidated Targets”), and Fine Chemicals segment Adjusted EBITDA, in the case of Dr. Malik (the “AFC Targets”), to be achieved by the Company and its business segments for fiscal 2009. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), interest expense, debt repayment charges, depreciation and amortization, share-based compensation and environmental remediation charges. If the applicable Adjusted EBITDA performance targets were met, the NEOs would be eligible to receive a bonus payment under the Incentive Plan. The fiscal 2009 performance targets were as follows:

Fiscal 2009 Performance Targets	(numbers in millions)
	Minimum	Middle	Target

Consolidated Targets	$39.8	$40.6	$41.5
AFC Targets	$28.3	$28.8	$29.3

The minimum levels of Adjusted EBITDA were established to support achievement of the Company’s projected fiscal 2009 consolidated Adjusted EBITDA level, and the Fine Chemicals segment Adjusted EBITDA level, as applicable, as set forth in the Company’s annual business plan. While the middle and target levels were established as stretch targets to encourage optimal performance by each NEO, the Corporate Governance Committee believed that the minimum bonus levels were reasonable to achieve and provided sufficient incentive for superior performance by the NEOs. The Corporate Governance Committee further believed that the middle and target levels were achievable if the NEOs, individually and collectively, promoted lean manufacturing where applicable, broadened the scope of customers with expanded business development efforts, aggressively managed strategic research and development projects, instituted and maintained cost reductions and, as a result, increased value for our stockholders.
The Corporate Governance Committee further established fiscal 2009 target potential bonus amounts for the NEOs as follows:

Fiscal 2009 Target Potential Bonuses
		Target Level	% of Bonus	% of Bonus	% of Bonus
	Annual Base	Bonus as a % of	Paid if	Paid if	Paid if
	Salary as of	Annual Base	Minimum Level	Middle Level	Target Level
Name	October 1, 2008	Salary	Achieved	Achieved	Achieved

John R. Gibson (1)	$495,045	100%	50%	75%	100%
Joseph Carleone, Ph.D. (1)	$395,025	100%	50%	75%	100%
Linda G. Ferguson (1)	$210,738	50%	50%	75%	100%
Dana M. Kelley (1)	$210,738	50%	50%	75%	100%
Aslam Malik, Ph.D. (2)	$251,849	100%	50%	75%	100%

(1)	Potential bonus amounts based on Consolidated Targets.

(2)	Potential bonus amounts based on AFC Targets.

The amount of target potential bonus was determined for each NEO to correlate with the number of areas of responsibility under their control that could ultimately be affected by their individual performance. If the Company, in the case of Corporate NEOs, or the Fine Chemicals segment in the case of Dr. Malik, did not achieve the minimum level of Adjusted EBITDA, then no bonuses would be paid under the Incentive Plan.
For fiscal 2009, because the minimum levels of Adjusted EBITDA under the Consolidated Targets and AFC Targets, respectively, were not met, the Corporate Governance Committee determined that no bonuses would be awarded to Mr. J. Gibson, Dr. Carleone, Ms. Ferguson, Ms. Kelley or Dr. Malik.
Long-Term Incentives. During fiscal 2008, no long-term incentive compensation was awarded to the NEOs. This was due in part to the limited number of shares available under the American Pacific Corporation Amended and Restated 2001 Stock Option Plan and the fact that the American Pacific Corporation 2008 Stock Incentive Plan (the “2008 Plan”) had only recently become available for making equity awards. While the 2008 Plan was adopted for use as a long-term incentive within the Company’s overall compensation program during fiscal 2008, the Corporate Governance Committee determined to consider awards under the 2008 Plan only beginning with, and as part of, the fiscal 2009 compensation program. The Corporate Governance Committee’s determination was based on the belief that any such awards should be considered as part of the Company’s broader NEO compensation review which would begin in the beginning of fiscal 2009, following adoption of the Company’s fiscal 2009 business plan. Accordingly, the Corporate Governance Committee determined in early fiscal 2009 to award to the NEOs, in most instances, a combination of stock options and restricted stock as a long-term incentive.
Generally, equity awards are designed to advance the long-term interests of the Company by (1) attracting and retaining NEOs, (2) aligning the long-term interests of NEOs with those of the Company’s stockholders, (3) further encouraging the sense of proprietorship in the Company by providing NEOs an opportunity to build a meaningful equity position in the Company and (4) stimulating an active interest of NEOs in the development and financial success of the Company by providing them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, thereby increasing stockholder value.
The Corporate Governance Committee typically determines equity-based grants under the 2008 Plan during the first quarter of a fiscal year, in particular to align such awards with the Company’s newly adopted business plan for the fiscal year and to maximize the incentivizing effect on recipients to promote the long-term success of the Company’s business over the remainder of the then current fiscal year and through subsequent fiscal years during which any such equity awards are vesting. Additional equity awards may be granted to NEOs from time to time at the discretion of the Corporate Governance Committee, such as in connection with a promotion or increase in job responsibilities.
The size and type(s) of equity awards under the 2008 Plan are determined by the Corporate Governance Committee, based, in the case of NEOs other than the Chairman and Chief Executive Officer, upon recommendations from the Chairman and Chief Executive Officer to the Corporate Governance Committee. The size of equity awards are set at levels that are intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and success with the Company. The type(s) of equity awards, and mix of different forms of equity awards (as applicable), such as the mix of stock options and restricted stock, are determined based on general trends in the marketplace, including (in some cases) equity award trends among the Company’s applicable peer group of companies. The relevant weight given to each of these factors varies from individual to individual.

For fiscal 2009, to better align the terms of equity-based compensation grants with the intent that these grants provide long-term incentives to the recipients, and as a departure from its prior practice of awarding stock options with a vesting period of one year, the Corporate Governance Committee determined, in the case of its fiscal 2009 awards, to implement a longer term vesting schedule with vesting occurring over a three year period in equal annual installments beginning on the first anniversary of the date of grant, provided that, upon an individual’s normal retirement, all unvested equity awards would become immediately vested. In approving the fiscal 2009 equity awards, the Corporate Governance Committee desired to reward long-term strategic management and to foster the enhancement and improvement of stockholder value, while also taking into account the broader goals of the Company, including the fiscal 2009 business plan. Given the multi-year vesting period, the Corporate Governance Committee believes that the Company’s equity awards will provide the greatest value and, in the case of stock options, a positive return to a NEO if the market price of the shares appreciates over the award term and only if the NEO remains employed by the Company through the vesting period (subject to acceleration upon normal retirement of a NEO). Longer term vesting also subjects the NEOs to heightened downside equity performance risk should long-term strategic management fail to generate lasting results and overall improvements in stockholder value.
See the “Grants of Plan-Based Awards (Fiscal 2009)” below for information on the number of stock options and shares of restricted stock granted to the NEOs during fiscal 2009.
Other Benefits. The Company provides certain NEOs with perquisites and other personal benefits that the Company and the Corporate Governance Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions, align our compensation program with competitive practices of other companies, and to aid NEOs in their execution of Company business. Perquisites and other benefits represent a small part of the Company’s overall compensation package. The Corporate Governance Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. For fiscal 2009, following such a review, the Corporate Governance Committee determined to continue, without substantive change, each NEO’s perquisites and other personal benefits currently received by or available to each such NEO.
Certain senior officers may have their spouses accompany them on corporate aircraft in which we have a one-eighth fractional ownership (the “Company Plane”), when the senior officer travels for business purposes and only if empty seats on the aircraft are available. The Internal Revenue Service defines this type of spousal travel arrangement as personal use of corporate aircraft. The value of the spousal travel is imputed as compensation to each senior officer for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year, over the aggregate reimbursement payments made by each such senior officer to the Company. During fiscal 2009, the Chairman and Chief Executive Officer and the President and Chief Operating Officer fully reimbursed the Company for the SIFL value of spousal travel on the Company Plane.
In addition, the Chairman and Chief Executive Officer is permitted to use the Company Plane on a limited basis for other personal travel. If the Chairman and Chief Executive Officer travels on the Company Plane for personal reasons, he reimburses the Company for all incremental costs incurred by the Company. Such costs include crew lodging expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs.
Car allowances are provided to key employees, including our Corporate NEOs, in the amount of $16,800 per year. Upon relocation, the Company may pay key officers for certain relocation expenses, which may include temporary housing costs, costs for storage of household goods, reimbursements for household sales costs and other relocation costs.
Additional detail on these perquisite amounts, as applicable, are set forth in the table under “Summary Compensation (Fiscal 2009)” below.

In addition, various employee benefit programs are provided to our NEOs, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under plans generally available to all other salaried employees.
The Company provides various retirement benefits to its employees, including through the Amended and Restated American Pacific Corporation Defined Benefit Pension Plan, as amended and restated October 1, 2008, the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees, amended and restated October 1, 2007, and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees, amended and restated October 1, 2007 (collectively the “Pension Plans”), the American Pacific Corporation 401(k) Plan (the “Ampac 401(k) Plan”) and the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan (collectively, the “401(k) plans”), and the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”), as amended and restated, effective October 1, 2007. The Pension Plans are generally available to all U.S. employees of the Company, not including employees of Ampac-ISP Corp. who, instead, receive profit sharing contributions through the Ampac 401(k) Plan. The employees of Ampac Fine Chemicals LLC also receive Company matching contributions in the 401(k) plans, a practice with respect to such employees first begun prior to the Company’s acquisition of the Fine Chemicals segment and continued thereafter, and the U.S. employees of Ampac-ISP Corp. also receive Company matching contributions in the Ampac 401(k) Plan.
Mr. J. Gibson, Dr. Carleone, Ms. Ferguson and Ms. Kelley participate in the Amended and Restated American Pacific Corporation Defined Benefit Pension Plan, the Ampac 401(k) Plan and the SERP. As an employee of Ampac Fine Chemicals LLC, Dr. Malik participates in the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees and receives matching contributions with respect to his interests in the Ampac 401(k) Plan.
Although the retirement benefits vary between business segments, the total value of the retirement benefit provided by the Company to each employee is designed to be competitive, whether participating in the Pension Plans, the 401(k) plans, or both. The Company adopted the Pension Plans, the 401(k) plans and the SERP as an additional means to attract and retain employees and to provide a competitive level of retirement benefits. The Pension Plans, the 401(k) plans and the SERP provide employees, including applicable NEOs, the opportunity to plan for future financial needs during retirement. For more detailed discussion on the Pension Plans and the SERP, see “Retirement Benefits” below.
Prior to fiscal 2009, the Company entered into severance arrangements with certain of the NEOs pursuant to which such NEOs are entitled to payments and benefits upon the occurrence of specified events, including termination of employment and, for certain NEOs, upon a change of control of the Company or a “Corporate Transition” (as defined in the applicable severance arrangement). Information regarding applicable payments under such arrangements for the NEOs is provided under the heading “Employment, Change-of-Control and Severance Agreements” below. These severance arrangements are designed to attract and/or retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company while also promoting stability and continuity of senior management. No changes were made to these severance arrangements during fiscal 2009, other than as discussed below in the case of Dr. Carleone’s employment agreement with respect to tax considerations.
Total Compensation. In making decisions with respect to any element of a NEO’s compensation, the Corporate Governance Committee considers the total compensation that may be awarded to the officer, including base salary, annual incentive compensation and long-term incentive compensation, as well as other benefits. In addition, in reviewing and approving employment agreements and severance agreements for NEOs, the Corporate Governance Committee considers the various benefits to which the officer is or may be entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Corporate Governance Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.

TAX CONSIDERATIONS
In designing our compensation program, we take into consideration the accounting and tax effect that each element will or may have on the Company and our employees.
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any fiscal year. This limitation applies only to compensation which is not considered to be “qualified performance-based compensation” paid to our Chairman and Chief Executive Officer or to any of our other three most highly compensated executive officers. Non-performance based compensation paid to our executive officers for fiscal 2009 did not exceed the $1,000,000 limit per NEO. We also have structured certain of our performance-based portions of our executive officers’ compensation in a manner that we believe complies with the exceptions to deductibility limitations of Section 162(m). The Corporate Governance Committee believes, however, that in certain circumstances factors other than tax deductibility may take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and our stockholders. Given the competitive market for outstanding executives, the Corporate Governance Committee believes that it is important to retain the flexibility to design compensation elements and programs consistent with our overall compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Corporate Governance Committee reserves the right to approve in the future elements of compensation for certain officers that are not fully deductible, when appropriate.
Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), relates to the income tax treatment of deferred compensation arrangements. The Company reviewed its plans and agreements applicable to our NEOs to ensure that they are compliant with Section 409A, in accordance with Treasury Regulations issued under Section 409A. As a result of this review, the Corporate Governance Committee approved, among other changes, technical amendments to the employment agreement of Dr. Carleone in order to bring his agreement into compliance with Section 409A. In approving such amendments, the Corporate Governance Committee considered that the changes to Dr. Carleone’s employment agreement were not intended to materially change the total compensation that already may be awarded to Dr. Carleone under such agreement and that the approved amendments were not intended to materially change the existing benefits to which Dr. Carleone would otherwise be entitled. Accordingly, Dr. Carleone’s employment agreement with the Company was amended and restated on November 14, 2008.

SUMMARY COMPENSATION (FISCAL 2009)
The following table includes information concerning compensation for the fiscal year ended September 30, 2009, in reference to the NEOs, which includes required disclosure related to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company.

Change in
Pension
Value and
Non-Equity	Non-qualified
Incentive	Deferred
Plan	Compen-
Option	Compen-	sation	All Other
Name and	Stock	Awards	sation	Earnings	Compensation
Principal Position	Year	Salary($)	Bonus($)	Awards	($) (1)	($) (2)	($) (3)(4)	($)	Total ($)
John R. Gibson	2009	$495,045	—	$56,250	$110,988	—	$1,797,679	$27,916	(6)	$2,487,878
Chairman & Chief	2008	$470,598	—	N/A	—	$458,375	$964,436	(5)	$25,730	$1,901,139
Executive Officer	2007	$443,825	—	N/A	—	$436,550	$87,649	$968,024
Joseph Carleone, Ph.D.	2009	$395,025	—	$31,208	$60,514	—	$534,028	$19,592	(7)	$1,040,367
President & Chief	2008	$358,978	—	N/A	$762	$343,500	$384,451	$19,083	$1,106,774
Operating Officer	2007	$280,817	$50,000	N/A	$35,510	$290,000	N/A	$76,021	$732,348
Linda G. Ferguson,	2009	$210,738	—	$45,000	$55,494	—	$494,722	$19,250	(8)	$825,204
Vice	2008	$197,966	—	N/A	—	$95,790	$525,800	$18,710	$838,266
President-Administration	2007	$187,860	—	N/A	—	$93,000	$82,424	$17,668	$380,952
& Secretary
Dana M. Kelley	2009	$210,738	—	$24,964	$30,260	—	$130,429	$17,103	(9)	$413,494
Vice President, Chief	2008	$197,279	—	N/A	—	$95,275	$69,386	$16,990	$378,930
Financial Officer &	2007	$186,850	—	N/A	$33,689	$92,500	$29,500	$20,800	$363,339
Treasurer
Aslam Malik, Ph.D.	2009	$251,849	—	$24,964	$15,130	—	$62,883	(10)	$10,958	(11)	$365,784
President- Ampac Fine	2008	$243,775	—	N/A	—	$119,938	$11,320	$375,033
Chemicals LLC	2007	$236,946	—	N/A	$1,223	$247,645	$22,185	$10,967	$518,966

(1)	Represents the dollar amount recognized for financial statement reporting purposes for awards granted both in and prior to fiscal 2009, if any. The assumptions used in determining the dollar values are set forth in Note 3 of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.

(2)	Represents the dollar value of the annual cash bonuses earned by each NEO. See “Compensation Discussion and Analysis—Elements of Our Compensation Program—Annual Incentives” for more information. During fiscal 2009, no annual cash bonuses were paid to the NEOs.

(3)	Assumptions used in the calculation of the amounts in this column are included in Note 10 of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.

(4)	As a result of the amendment and restatement of the American Pacific Corporation Supplemental Executive Retirement Plan, or SERP effective October 1, 2007, Dr. Carleone, Ms. Ferguson and Ms. Kelley became plan participants. In addition, as a result of the amendment and restatement of the SERP, the method of calculating a participant’s benefit under the SERP was modified to take into account (i) compensation earned after a participant’s attainment of normal retirement age and (ii) bonuses earned by the participant. Accordingly, the change in pension value and non-qualified deferred compensation earnings for fiscal 2008 includes $932,181 for Mr. J. Gibson, $217,087 for Dr. Carleone, $501,133 for Ms. Ferguson and $47,772 for Ms. Kelley, related to the value of increased benefits under the SERP for past services. See “Retirement Benefits-SERP” and “Pension Benefits (Fiscal 2009)” below.

(5)	For fiscal 2007, Mr. J. Gibson’s present value of accumulated benefit decreased in aggregate by $61,787 due primarily to a change in the discount rate assumption from fiscal 2006 to fiscal 2007.

(6)	For fiscal 2009, Mr. J. Gibson received an automobile allowance of $16,800 and imputed income as a result of the Company’s group term life insurance of $11,116.

(7)	For fiscal 2009, Dr. Carleone received an automobile allowance of $16,800 and imputed income as a result of the Company’s group term life insurance of $2,792.

(8)	For fiscal 2009, Ms. Ferguson received an automobile allowance of $16,800 and imputed income as a result of the Company’s group term life insurance of $2,450.

(9)	For fiscal 2009, Ms. Kelley received an automobile allowance of $16,800 and imputed income as a result of the Company’s group term life insurance of $303.

(10)	For fiscal 2008, Dr. Malik’s present value of accumulated benefit decreased in aggregate by $3,479 due primarily to a change in the discount rate assumption from fiscal 2007 to fiscal 2008.

(11)	For fiscal 2009, Dr. Malik received imputed income as a result of the Company’s group term life insurance of $505, other incidental personal benefits of $22 and a Company matching contribution of $10,431 under the Ampac 401(k) Plan, as a result of his employment at Ampac Fine Chemicals LLC. Under the Ampac 401(k) Plan, and similar to the Company’s other employees at Ampac Fine Chemicals, LLC participating in such plan, the Company may make a matching contribution to such employees, which such amount for fiscal 2009 was up to an equivalent of 100% of the first 3% of compensation contributed by Dr. Malik and 50% of the next 3% of compensation contributed by Dr. Malik, subject to certain limitations and requirements as set forth in the Ampac 401(k) Plan.
RETIREMENT BENEFITS
The Company maintains three defined benefit pension plans which cover substantially all of its U.S. employees: the Amended and Restated American Pacific Corporation Defined Benefit Pension Plan, as amended and restated October 1, 2008 (the “AMPAC Plan”), the Ampac Fine Chemicals LLC Pension Plan for Salaried Employees, amended and restated October 1, 2007 (the “AFC Salaried Plan”), and the Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees, amended and restated October 1, 2007 (the “AFC Bargaining Plan”). The AFC Salaried Plan and the AFC Bargaining Plan were established in connection with our acquisition of GenCorp Inc.’s fine chemicals business, or the “AFC business”, through our wholly-owned subsidiary Ampac Fine Chemicals LLC (“AFC”) and include the assumed liabilities and assets for pension benefits to existing AFC employees at the acquisition date. Additionally, the Company maintains the American Pacific Corporation Supplemental Executive Retirement Plan (the “SERP”), as amended and restated, effective October 1, 2007.
AMPAC Plan. Under the AMPAC Plan, eligible employees, including employees who are directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their “Average Compensation.” The term “Average Compensation” is defined to be the average of the employee’s earnings, including base salary, bonuses and any other cash amounts, for the sixty consecutive months of employment during which the employee’s compensation was the highest, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2009, the applicable limitation, adjusted for inflation, amounted to $245,000. The normal annual retirement benefit provided under the AMPAC Plan (if a participant retires at or after the later of achieving age 65 or five years after the participant commenced participation in the plan) is generally two percent of each employee’s Average Compensation, plus 0.65 percent of each employee’s Average Compensation in excess of the applicable covered compensation, for each year of service, up to 20 years. In lieu of his or her normal annual retirement benefit, a participant who has attained age 55 and has completed at least 10 years of eligible service may generally elect to receive a monthly benefit equal to his or her accrued benefit as of the retirement date, reduced by 0.25% for each calendar month or portion thereof that the participant’s early retirement date precedes his or her normal retirement date (i.e., the later of age 65 and 5 years of participation in the plan). If a plan participant retires due to disability the participant is entitled to receive a monthly disability retirement benefit commencing on the retirement date equal to his or her vested accrued benefit calculated as if the participant had continued employment through his or her normal retirement date and as if his or her compensation had remained constant through that date. Furthermore, if a plan participant dies during his or her period of employment and is otherwise vested in benefits under the plan, his or her beneficiary will generally be entitled to receive the participant’s benefit under the plan. The covered compensation is derived from the 1988 social security tables and depends upon each individual’s year of birth. The maximum benefit under the AMPAC Plan is limited to the lesser of 100 percent of the Average Compensation or the sum of $90,000, as adjusted for inflation from 1988. Legislation that became effective on January 1, 2002 increased this $90,000 figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2009, the $160,000 figure, adjusted for inflation, amounted to $195,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiaries, and are fully vested after seven years of service with the Company and its subsidiaries. Unless the participant elects an alternative form of payment pursuant to the terms of the plan (e.g., as a qualified joint and survivor annuity, specified period certain and life annuity or single sum distribution), benefits payable under the plan are paid in the form of a monthly straight-life annuity that terminates upon the death of the participant. A participant who separates from service or retires with a vested accrued benefit under the plan is paid an immediate or deferred monthly annuity or the actuarial equivalent of that benefit in a single sum, if the actuarial equivalent of the participant’s benefit does not exceed $10,000, subject to certain limitations, and such payment is in lieu of any other benefits otherwise payable under the plan. Our Corporate NEOs participate in the AMPAC Plan.
AFC Salaried Plan. Under the AFC Salaried Plan, eligible employees, including employees who may be directors and executive officers, are entitled to receive a pension benefit based upon their years of service and their earnings and “Average Earnings.” The term “Average Earnings” is defined to be the average of a participant’s earnings for the five consecutive plan years that produces the greatest average, subject to applicable limitations provided by law. Effective January 1, 1994, the applicable limitation on compensation was $150,000 subject to adjustment for inflation in future years. During the calendar year 2009, the applicable limitation, adjusted for inflation, amounted to $245,000. The annual retirement benefit provided under the plan is the accrued benefit at November 30, 2005 earned under the GenCorp Inc. Program “D”, plus 1.625% of each year’s annual earnings up to the average social security wage base (“ASSWB”) for service up to 35 years, plus 2.0% of each year’s annual earnings in excess of ASSWB for service up to 35 years, plus 2.0% of each year’s annual earnings for service over 35 years. The ASSWB is the average of all the social security wage bases over a 35-year period, rounded to a multiple of $600. The minimum benefit is equal to 1.125% of Average Earnings up to the ASSWB times years of credited service up to 35 years, plus 1.5% of Average Earnings in excess of the ASSWB times credited service up to 35 years, plus 1.5% of Average Earnings times credited service over 35 years. The ultimate benefit is reduced by the retirement benefit earned as of November 30, 1999 under the Aerojet-General Corporation Consolidated Pension Plan. The maximum benefit under the AFC Salaried Plan is limited to the lesser of 100 percent of Average Earnings or the sum of $90,000, as adjusted for inflation from 1988. Legislation that became effective on January 1, 2002 increased this figure to $160,000, subject to adjustment for inflation in future years. During calendar year 2009, the $160,000 figure, adjusted for inflation, amounted to $195,000. Eligible employees become vested in their pension benefits as they complete years of service in the employ of the Company or its subsidiaries, and are fully vested after five years of cumulative service with the Company and its subsidiaries. Unless the participant elects an alternative form of payment pursuant to the terms of the plan (e.g., as a qualified joint and survivor annuity or a specified period certain and life annuity), benefits payable under the plan are paid in the form of a monthly straight-life annuity that terminates upon the death of the participant. A participant who separates from service or retires with a vested accrued benefit under the plan is paid an immediate or deferred monthly annuity, or the actuarial equivalent of that benefit in a single sum, if the monthly benefit is less than $40 and the actuarial equivalent of the participant’s benefit does not exceed $5,000, subject to certain limitations, and such payment is in lieu of any other benefits otherwise payable under the plan. Dr. Malik is the only NEO that participates in the AFC Salaried Plan. Consequently, were Dr. Malik to have terminated his employment as of September 30, 2009, he would have been entitled to a deferred monthly annuity, first payable upon his attaining age 55, equal in amount to $20,960 annually.
SERP. The SERP is a non-qualified benefit plan adopted by the Board in order to provide certain executives with total pension benefits that are determined without regard to the dollar limitations that apply under the Internal Revenue Code to benefits provided under tax-qualified plans, such as the AMPAC Plan. For tax-qualified plans, the Internal Revenue Code of 1986, as amended, limits the amount of a participant’s compensation that may be taken into account in calculating a participant’s benefit, and also limits the amount of the overall pension benefit that can be paid to the participant. The Board adopted the SERP in part because it believes that it is appropriate to provide a total pension benefit (the benefit derived from the AMPAC Plan plus the SERP) to certain executive officers that is determined based on each executive officer’s total compensation and service with the Company without regard to the Internal Revenue Code limitations that apply under the AMPAC Plan. Therefore, the SERP is designed to provide a participant with a benefit that is not subject to the tax-qualified plan dollar limitations, although it is reduced by the benefit provided to that participant under the AMPAC Plan. The Board also adopted the SERP as an additional means to attract and retain employees and to provide a competitive level of pension benefits.
As of September 30, 2007, Mr. J. Gibson was the only NEO who participated in the SERP. On November 13, 2007, the Board approved the amendment and restatement of the SERP. The amendment and restatement of the SERP, which became effective as of October 1, 2007, amended, among other provisions, the list of participants in the SERP to include three additional executive officers of the Company, in particular Dr. Carleone, Ms. Ferguson and Ms. Kelley. Mr. J. Gibson continued to be a participant in the SERP. In addition, as a result of the amendment and restatement of the SERP, the method of calculating a participant’s benefit under the amended and restated SERP was modified to take into account (i) compensation earned after a participant’s attainment of normal retirement age and (ii) bonuses earned by the participant. The amendment and restatement of the SERP also revised the calculation of the percentage of a participant’s “Final Average Compensation” used to compute his or her benefit under the SERP.
The annual retirement benefit provided under the SERP at normal retirement age (i.e., the later of age 65 and 5 years of participation in the plan) for participants who participated in that plan as of September 30, 2009 is the greater of (i) 60% of the participant’s Final Average Compensation (but only if such individual was a participant under the SERP prior to October 1, 2007) reduced by the participant’s benefit under the AMPAC Plan, or (ii) 5% of Final Average Compensation times years of service with the Company, up to a maximum of 15 years of service, reduced by the participant’s benefit under the AMPAC Plan. The SERP generally defines “Final Average Compensation” as the average of the employee’s wages, salary and bonuses for the three consecutive years of employment during which the employee’s compensation was the highest. A participant becomes fully vested in the SERP benefit upon attainment of the age of 55 and 5 years of service. Unless the participant elects an alternative form of payment pursuant to the terms of the SERP (e.g., as a qualified joint and survivor annuity or a specified period certain and life annuity), benefits payable under the SERP are paid in the form of a monthly straight-life annuity that terminates upon the death of the participant.
PENSION BENEFITS (FISCAL 2009)

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (1)	Benefit (2)	Fiscal Year
John R. Gibson	AMPAC Plan	18	$1,034,670	$0
	SERP	18	$4,044,545

Joseph Carleone, Ph.D.	AMPAC Plan	3	$134,483	$0
	SERP	3	$783,996

Linda G. Ferguson	AMPAC Plan	24	$1,029,416	$0
	SERP	24	$862,706

Dana M. Kelley	AMPAC Plan	4	$86,216	$0
	SERP	4	$143,099

Aslam Malik, Ph.D.	AFC Salaried Plan	18	$209,404	$0

(1)	Dr. Malik has been a participant in the AFC Salaried Plan for a period in excess of his employment with the Company. The years of service prior to fiscal 2006 are attributed to Dr. Malik’s employment with Aerojet Fine Chemicals LLC. As part of the Company’s acquisition of the AFC business of GenCorp Inc. through the purchase of substantially all of the assets of Aerojet Fine Chemicals LLC and the assumption of certain of its liabilities, Dr. Malik received credit for service and pay history with Aerojet Fine Chemicals LLC. The final benefit he receives is reduced by the benefit he earned under the Aerojet General Corporation Consolidated Pension Plan as of November 30, 1999, acquired by the Company as part of the 2005 acquisition of the AFC business.

(2)	Present value was calculated for each of the AMPAC Plan, AFC Salaried Plan and SERP using the RP2000 mortality table projected to 2009 with scale AA and a 6.4% discount rate for the AMPAC Plan, 6.5% for the AFC Salaried Plan, 5.6% for the SERP and based on the assumption that NEOs will remain in service through normal retirement, as applicable, as well as the other assumptions included in Note 10 of our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2009.
EMPLOYMENT, CHANGE-OF-CONTROL AND SEVERANCE AGREEMENTS
Our Company’s Amended and Restated 2001 Stock Option Plan (the “2001 Plan”) and 2008 Plan, in which our NEOs participate, have change in control provisions, and awards under the 2008 Plan to date have included provisions for accelerated vesting upon normal retirement. The Corporate NEOs participate in our SERP, which has change of control provisions. In addition, our AMPAC Plan, in which our Corporate NEOs participate, provides for payments under certain circumstances in connection with the early or normal retirement as well as in connection with certain other terminations. Dr. Carleone, Ms. Ferguson, Ms. Kelley and Dr. Malik are also subject to agreements that provide compensation or continuation of benefits as a result of certain identified triggering events.
The following disclosure is provided as though the assumed triggering event occurred on September 30, 2009, which was the last business day of fiscal 2009. Amounts reflected herein do not reflect tax withholding and similar tax obligations that would apply to any such payments, and do not reflect amounts that would have been due and owing to the individual as of the applicable date due to services rendered through such date. The closing price of our common stock on September 30, 2009 was $7.65 per share.
2001 Plan. All options granted to the NEOs under the 2001 Plan were fully vested prior to the end of fiscal 2009, and, consequently, none of such awards would be affected by the change of control provision under the plan. However, the 2001 Plan does provide that the administrator of the 2001 Plan, which is currently the Corporate Governance Committee, may determine that, upon the occurrence of a change in control of the Company, each outstanding option shall terminate within a specified number of days after notice to the optionee thereunder, and each such optionee shall receive, with respect to each share of stock subject to such option, an amount in cash equal to the excess of the fair market value of such shares immediately prior to such change in control over the exercise price per share of such option.
2008 Plan. All options and restricted stock granted to the NEOs under the 2008 Plan are not currently subject to accelerated vesting upon a “Corporate Transaction” or “Change in Control,” each as defined in the 2008 Plan. However, pursuant to the terms of the 2008 Plan, the Board or Corporate Governance Committee, as the administrator of the 2008 Plan, has the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Change in Control or at the time of an actual Corporate Transaction or Change in Control or at any time while an award under the 2008 Plan remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2008 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Board or Corporate Governance Committee may specify. For purposes of the 2008 Plan, a “Corporate Transaction” is generally defined as (i) an acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons, (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) a reverse merger in which the Company is the surviving entity but, among other things, more than 40% of the Company’s common stock is acquired by any individual or entity or related group of persons who are different from those who held such common stock immediately prior to such merger, or (v) a complete liquidation or dissolution of the Company. Additionally, for purposes of the 2008 Plan, a “Change in Control” is generally defined as:
•	acquisition of beneficial ownership of 50% or more of the Company’s common stock by any individual or entity or related group of persons pursuant to a tender or exchange offer which a majority of the Company’s Board members (who have served on the Company’s Board for at least twelve (12) months) do not recommend the Company’s stockholders accept, or

•	a change in the composition of the Company’s Board over a period of twelve (12) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have either been Board members continuously for a period of at least twelve (12) months or have been Board members for less than twelve (12) months and were elected or nominated for election by at least a majority of Board members who have served on the Company’s Board for at least twelve (12) months.
Awards under the 2008 Plan currently provide that, upon a recipient’s “Normal Retirement” (as defined below), all otherwise then unvested equity as of such date with respect to the award shall become immediately vested as of immediately prior to such recipient’s retirement from continuous service for such Normal Retirement. “Normal Retirement” is defined as retirement from continuous service to the Company or any subsidiary as an employee, director or consultant on or after the normal retirement date specified in the applicable pension plan of the Company or subsidiary or if no such pension plan, age 65. However, in the event that the recipient has a change of status from or to employee, director or consultant, but does not otherwise retire from all such positions with the Company and its subsidiaries, all otherwise then unvested equity continues to vest in accordance with the original vesting schedule. The following table shows the value to applicable NEOs, as of the end of fiscal 2009, of unvested options and restricted stock where vesting would accelerate upon the Normal Retirement of such NEOs.

Value
			Value (Based		(Based on	Total Value of
	Unvested		on Closing		Closing Price	Shares that
	Options	Exercise	Price of Stock	Unvested	of Stock at	May Accelerate
	at	Price	at 9/30/09)	Restricted	9/30/09)	Upon Normal
Name	9/30/09	($)	($)	Stock	($)	Retirement
John R. Gibson	20,000	$11.25	$0	5,000	$38,250	$38,250
Linda G. Ferguson	10,000	$11.25	$0	4,000	$30,600	$30,600
SERP. The SERP provides for early retirement benefits if the participant is at least 55 years of age and has completed at least 10 years of service and provides for normal retirement if the participant is at least 65 years of age and has completed at least 5 years of service. At September 30, 2009, Mr. J. Gibson and Ms. Ferguson, both of whom meet the requirements for normal retirement in connection with the SERP, would have been entitled, were they to have retired or otherwise terminated their employment as of September 30, 2009, to annual benefits payable in the form of a single life annuity under the SERP of approximately $484,100 annually for Mr. J. Gibson, and $120,700 annually for Ms. Ferguson. Dr. Carleone and Ms. Kelley have not satisfied the early or normal retirement benefit requirements and, consequently, would not have received any annual benefits were they to have retired or otherwise terminated their employment as of September 30, 2009. In addition, the SERP provides for payments under certain circumstances in connection with a termination of employment pursuant to death. In particular, if a plan participant dies during his or her period of employment and is otherwise vested in benefits under the plan, if the participant has a surviving spouse, the participant’s spouse will generally be entitled to a monthly benefit for life equal to approximately 50% of the vested benefit the participant would have received had the participant retired immediately before death. Accordingly, as of September 30, 2009, had Mr. J. Gibson terminated employment as of such date due to death, his spouse would have been entitled to a single life annuity under the SERP of approximately $242,050. Neither Dr. Carleone nor Ms. Kelley was vested in the plan as of September 30, 2009 and, consequently, none would have received any spousal benefits were they to have terminated their employment as a result of death as of September 30, 2009. Pursuant to the terms of the SERP, upon the occurrence of a “change of control” a plan participant is entitled to a retirement benefit equal to his accrued benefit under the plan determined at the date of the change of control. If the change of control occurs before the participant reaches his early retirement date under the plan, then the retirement benefit under the plan is generally equal to the participant’s vested accrued benefit under the plan reduced to the actuarial equivalent of the vested accrued benefit payable at the participant’s normal retirement date. For purposes of the SERP, a “change of control” generally means: (i) a merger or consolidation of the Company with or into any other entity (subject to certain exceptions); (ii) the sale of 50% or more of the voting stock of the Company; (iii) any individual or entity is or becomes the beneficial owner of more than 35% of the Company’s common stock; (iv) the sale of all or substantially all of the assets of the Company; (v) the dissolution of the Company; or (vi) a change in the identity of a majority of the members of the Company’s Board within any 12-month period, which changes are not recommended by the incumbent directors determined immediately prior to such changes. As of September 30, 2009, assuming that a change of control occurred on such date, the value of the payments under the SERP due to each participating NEO, which would be paid in the form of a single life annuity or other actuarially equivalent annuity form permitted under the plan as elected by the participant, would be the same amount as the present value of accumulated benefit for the SERP reported for such NEO in the “Pension Benefits (Fiscal 2009)” table above.
AMPAC Plan. The AMPAC Plan provides for early retirement benefits if the participant is at least age 55 and has completed at least 10 years of eligible service. Additionally, normal annual retirement benefits are available under the AMPAC Plan if the participant is at least age 65 and has participated in the plan for at least 5 years. Accordingly, as of September 30, 2009, only Mr. J. Gibson and Ms. Ferguson would have been entitled to payments upon a retirement as of such date and would each have been entitled to their respective normal retirement benefits from the Company under the AMPAC Plan, the value of which would be the same respective amount as the present value of accumulated benefit reported for the AMPAC Plan in the “Pension Benefits (Fiscal 2009)” table above. In addition, the AMPAC Plan provides for payments under certain circumstances in connection with a termination of employment pursuant to disability or death. In particular, if a plan participant retires due to disability the participant is entitled to receive a monthly disability retirement benefit commencing on the retirement date equal to the participant’s vested accrued benefit calculated as if the participant had continued employment through his or her normal retirement date and as if the participant’s compensation had remained constant through that date. Such disability retirement benefit is generally paid in the form of a monthly straight-life annuity that terminates upon the death of the participant. Furthermore, if a plan participant dies during his or her period of employment and is otherwise vested in benefits under the plan the participant’s beneficiary will generally be entitled to receive the participant’s benefit under the plan in the form of a monthly annuity equal to the actuarial equivalent of the accrued benefit. Accordingly, as of September 30, 2009, had Mr. J. Gibson or Ms. Ferguson retired as of such date due to disability or death, he or she, in the case of disability, or his/her beneficiary, in the case of death, would have been entitled to the participant’s respective vested accrued benefit under the AMPAC Plan, the value of which would be the same amount as the present value of accumulated benefit reported for the AMPAC Plan in the “Pension Benefits (Fiscal 2009)” table above. Similarly, as of September 30, 2009, had Dr. Carleone or Ms. Kelley retired due to disability, they would each have been entitled to their respective vested accrued benefit under the AMPAC Plan, the value of which would be the same as the present value of accumulated benefit reported for the AMPAC Plan in the “Pension Benefits (Fiscal 2009)” table above.
Joseph Carleone, Ph.D. entered into an employment agreement with the Company (the “Carleone Agreement”) on October 15, 2006, which was amended and restated on November 14, 2008 primarily to make technical amendments to the agreement to bring it into compliance with Section 409A. The Carleone Agreement provides that in the event Dr. Carleone’s employment is terminated due to his death, the Company will pay to his beneficiaries or estate, as appropriate, compensation then due and owing as of the date of death, and shall continue to pay his salary and benefits, to the extent consistent with the terms of the relevant benefits plan, through the second full month after Dr. Carleone’s death. As of the date of death, all stock options available to Dr. Carleone through the then current term of the Carleone Agreement (the “Term Date”, which is, currently, September 30, 2012) shall be deemed accelerated and vested, and may be exercised by the appropriate representative of Dr. Carleone’s estate, in accordance with the terms of such stock options. As of September 30, 2009, the value of his cash and benefits through the second full month following such date would be $67,037, and the value of options subject to accelerated vesting would be $0. If Dr. Carleone suffers a disability, as determined in the sole opinion of the Company, then, to the extent permitted by law, the Company may terminate his employment, in which case the Company shall pay Dr. Carleone all compensation to which he is entitled through the last day of the month in which he has been determined to have a disability. For purposes of the Carleone Agreement, “disability” is defined as (i) Dr. Carleone’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) Dr.

Carleone’s receipt, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The value of such compensation as of September 30, 2009 was $0.
At any time, Dr. Carleone may terminate his employment with the Company for any reason, with or without cause, by providing the Company 30 days’ advance written notice and, if such termination was not following a “Change in Leadership” (as defined below), the Company could thereafter terminate Dr. Carleone at any time thereafter, provided the Company paid Dr. Carleone all compensation due and owing through the last day actually worked, plus an amount equal to the base salary he would have earned through the balance of the above notice period. If notice was given on September 30, 2009, the value of such 30 days’ payment was $32,919.
Pursuant to the Carleone Agreement, Dr. Carleone is entitled to receive the following benefits for termination by the Company for its convenience (other than for “cause” as defined in the Carleone Agreement) prior to the Term Date, if Dr. Carleone terminates following a “Change in Leadership” after a notice period to the Company, or if there is a “Corporate Transition” (as defined below) (each a “Carleone Triggering Event”).
The Company shall continue to pay to Dr. Carleone a sum of money equal to his then effective base salary (not including any automobile allowance) for a period of three years from the date the employment relationship with the Company terminates, provided, however, such payments by the Company shall be offset, during the third year following the termination date, by earned income realized by Dr. Carleone from all sources other than directors’ fees paid by the Company. In addition, if Dr. Carleone elects COBRA coverage under the Company’s group health plan, the Company will pay his COBRA premiums until the earlier of the eighteenth month anniversary of his termination date or the date he becomes covered by another employer’s group health plan. All shares of restricted stock granted to Dr. Carleone, all unexercised options to purchase Company common stock and any other equity awards of the Company, in each case that are unvested at the time of his termination of employment or the Corporate Transition, shall become, immediately prior to the termination date or Corporate Transition, as the case may be, fully vested and, as applicable, exercisable.
Payment of the severance benefits described above are conditioned upon Dr. Carleone’s continued observance of the material obligations in the Carleone Agreement, including non-competition and non-solicitation restrictions and confidentiality requirements, throughout the severance period and, should he engage in or pursue any activities in violation of the obligations in the Carleone Agreement at any time during the severance period, all severance benefits shall cease. Payment of the severance benefits also are conditioned on Dr. Carleone executing a release of claims against the Company.
Under the Carleone Agreement, a “Change in Leadership” shall occur if another individual, other than Dr. Carleone, succeeds the current incumbent Chief Executive Officer of the Company. Dr. Carleone succeeded Mr. J. Gibson as Chief Executive Officer of the Company, effective January 1, 2010.
Under the Carleone Agreement, a “Corporate Transition” includes any of the following transactions to which the Company is a party: (A) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder different from those who held such securities immediately prior to such merger; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (C) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder(s) different from those who held such securities immediately prior to such merger; or (D) any cash dividend paid by the Company that, in the aggregate with all other dividends paid in any twelve month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date. In addition, a Corporate Transition also includes a “Change in Control” as such term is defined in the 2008 Plan. None of the foregoing events, however, shall be considered a Corporate Transition under the Carleone Agreement unless the event also qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
Under the Carleone Agreement, the payment of any amounts or benefits shall be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (relating to payments made to certain “specified employees” of certain publicly-traded companies), and in such event, any such amount to which Dr. Carleone would otherwise be entitled during the 6-month period immediately following his termination of employment will be paid on the first business day following the expiration of such 6-month period.
If a Carleone Triggering Event and termination of employment had occurred as of September 30, 2009, we estimate that the value of the benefits under the Carleone Agreement would have been as follows:

	Continued Base Pay	Continuation of	Accelerated Vesting of	Accelerated Vesting of
Name	Compensation	Insurance Benefit	Stock Options	Restricted Stock	Total Compensation
Joseph Carleone, Ph.D.	$1,185,075	$20,238	$0	$38,250	$1,243,563
Linda G. Ferguson and Dana M. Kelley each entered into substantially similar severance agreements (each a “Severance Agreement”) with the Company on July 8, 2008. Each Severance Agreement provides that in the event the applicable NEO’s employment is terminated due to her death, the Company will pay to her beneficiaries or estate, as appropriate, compensation then due and owing as of the date of death, and shall continue to pay her salary and benefits, to the extent consistent with the terms of the relevant benefits plan, through the second full month after her death. As of the date of death, all unvested stock options or other equity awards granted to the NEO to the date of death shall become fully vested and, as applicable, exercisable, and may be exercised by the appropriate representative of the NEO’s estate. As of September 30, 2009, the value of Ms. Ferguson’s cash and benefits through the second full month following such date would be $35,123, the value of any options subject to accelerated vesting would be $0 and the value of any restricted stock subject to accelerated vesting would be $30,600. As of September 30, 2009, the value of Ms. Kelley’s cash and benefits through the second full month following such date would be $36,323, the value of any options subject to accelerated vesting would be $0 and the value of restricted stock subject to accelerated vesting would be $30,600. If Ms. Ferguson or Ms. Kelley, as applicable, suffers a disability, as determined in the sole opinion of the Company, then, to the extent permitted by law, the Company may terminate her employment, in which case the Company shall pay her all compensation to which she is entitled through the last day of the month in which she has been determined to have a disability. For purposes of each Severance Agreement, “disability” is defined as (i) the applicable NEO’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the applicable NEO’s receipt, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, of income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The value of such compensation as of September 30, 2009 was $0 for each of Ms. Ferguson and Ms. Kelley.
Under each Severance Agreement, each of Ms. Ferguson and Ms. Kelley may, at any time, terminate her employment with the Company for any reason, for any or no reason, by providing the Company 30 days’ advance written notice and the Company could thereafter terminate such NEO’s employment at any time thereafter, provided the Company paid such NEO all compensation due and owing through the last day actually worked, plus an amount equal to the effective base salary she would have earned through the balance of the above notice period. If notice was given on September 30, 2009, the value of such 30 days’ payment was $17,562 for each of Ms. Ferguson and Ms. Kelley.

Pursuant to each Severance Agreement, each of Ms. Ferguson and Ms. Kelley is entitled to receive the following benefits for termination by the Company (other than termination for “cause,” as defined in each Severance Agreement, or termination by death or disability) or if there is a “Corporate Transition” (as defined below) (each a “Severance Triggering Event”).
The Company shall continue to pay to such NEO, in accordance with the Company’s then effective payroll practices, the NEO’s then effective base salary (but not any employee benefits) for a period of three years from the date the employment relationship with the Company terminates, provided, however, that such payments by the Company shall be offset, during the third year following the termination date, by income paid to the NEO by another employer other than the Company. Each Severance Agreement provides that, for purposes of this payment obligation, base salary does not include any perquisites or similar benefits provided to the NEO prior to the termination date, including, without limitation, any automobile allowance, club membership or right to use aircraft otherwise provided by the Company for the use by the Company’s executives. In addition, if the applicable NEO elects to convert her Company group health coverage under COBRA, the Company will pay her COBRA premiums until the earlier of the eighteenth month anniversary of her termination date or the date she becomes covered by another employer’s group health plans. All shares of restricted stock granted to the applicable NEO, all unexercised options to purchase Company common stock and any other equity awards of the Company, in each case that are unvested at the time of her termination of employment or the Corporate Transition, shall become, immediately prior to the termination date or Corporate Transition, as the case may be, fully vested and, as applicable, exercisable.
Payment of the severance benefits described above are conditioned upon the applicable NEO’s continued observance of the material obligations in the Severance Agreement, including non-competition and non-solicitation restrictions and confidentiality requirements, throughout the severance period and, should she engage in or pursue any activities in violation of the obligations in the Severance Agreement at any time during the severance period, all severance benefits shall cease. Payment of the severance benefits also are conditioned on each of Ms. Ferguson and Ms. Kelley executing a release of potential claims against the Company.
Under each Severance Agreement, a “Corporate Transition” includes any of the following transactions to which the Company is a party: (A) a merger or consolidation in which the Company is not the surviving entity and securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder different from those who held such securities immediately prior to such merger; (B) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; (C) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a holder(s) different from those who held such securities immediately prior to such merger; or (D) any cash dividend paid by the Company that, in the aggregate with all other dividends paid in any twelve month period, is greater than the combined earnings of the Company for the Company’s two fiscal years prior to such dividend payment date. In addition, a Corporate Transition also includes a “Change in Control” as such term is defined in the 2008 Plan. None of the foregoing events, however, shall be considered a Corporate Transition under the Severance Agreement unless the event also qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
Under each Severance Agreement, the payment of any amounts or benefits shall be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (relating to payments made to certain “specified employees” of certain publicly-traded companies), and in such event, any such amount to which the applicable NEO would otherwise be entitled during the 6-month period immediately following her termination of employment will be paid on the first business day following the expiration of such 6-month period.

If a Severance Triggering Event and termination of employment had occurred as of September 30, 2009, we estimate that the value of the benefits under each Severance Agreement would have been as follows:

	Continued Base Pay	Continuation of	Accelerated Vesting of	Accelerated Vesting of
Name	Compensation	Insurance Benefit	Stock Options	Restricted Stock	Total Compensation
Linda G. Ferguson	$632,214	$10,799	$0	$30,600	$673,613
Dana M. Kelley	$632,214	$20,238	$0	$30,600	$683,052
Aslam Malik, Ph.D. Our subsidiary, Ampac Fine Chemicals LLC, adopted the Ampac Fine Chemicals LLC Severance Pay Plan (the “AFC Severance Plan”) effective January 2007. Pursuant to the AFC Severance Plan, plan participants generally receive the severance benefits specified in their individual notice of eligibility, payable monthly, if their employment is involuntarily terminated (other than for permanent disability or death, or for “cause” as defined in the plan). As a condition to receiving any benefit under the AFC Severance Plan, a plan participant is required to sign a waiver and release of all claims arising out of his termination of employment, in a form satisfactory to Ampac Fine Chemicals LLC, and not to disparage the company and its business reputation. Dr. Malik is our only NEO that participates in the AFC Severance Plan.
Pursuant to the AFC Severance Plan and his individual notice of eligibility under the plan, Dr. Malik shall receive the following severance benefits for an involuntary termination of his employment with Ampac Fine Chemicals LLC (other than for permanent disability or death or termination for “cause” as defined in the plan) (a “Malik Triggering Event”).
Ampac Fine Chemicals LLC will make monthly payments to Dr. Malik equal to his regular straight-time salary in effect at the time of termination for 24 months, subject to standard payroll deductions and withholdings. The Company will reimburse Dr. Malik’s COBRA premiums on his current health care coverage for a period of six months. If Dr. Malik’s employment is terminated after having been employed for at least six months in a fiscal year, he shall be entitled to a portion of his bonus pursuant to the bonus plan in effect for such year that applies to him equal to the bonus he would otherwise been entitled to times the number of weeks he was employed during that fiscal year divided by 52, which shall be payable at the time normally payable under the applicable bonus plan.
Under the AFC Severance Plan, an involuntary termination does not include (a) a voluntary resignation of the employee, (b) a transfer of employment or the employee’s termination of employment (including by resignation) after declining to accept an offer of a comparable position with Ampac Fine Chemicals LLC or any of its subsidiaries or affiliates, (c) the resignation by the employee or the involuntary termination of the employee “For Cause,” as defined under the AFC Severance Plan, (d) termination of the employee following the employee’s failure to return to active employment with Ampac Fine Chemicals LLC on or before the last day of an approved leave of absence or (e) the death of the employee.
To the extent that Dr. Malik is a specified employee under Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, any payments to Dr. Malik pursuant to the above will commence on the first business day of the seventh (7th) month following termination of employment and the first payment shall consist of a lump sum of all payments otherwise payable by that date.
If a Malik Triggering Event and termination of employment had occurred as of September 30, 2009, we estimate that the value of the benefits under the AFC Severance Plan for Dr. Malik would have been as follows:

	Continued Base Pay	Annual Incentive	Continuation of Insurance
Name	Compensation	Compensation	Benefit	Total Compensation
Aslam Malik, Ph.D.	$503,699	$0	$9,808	$513,507

PLAN-BASED COMPENSATION
American Pacific Corporation Incentive Compensation Plan. The Incentive Plan for the Company was adopted in March 2008. For further discussion of the Incentive Plan in connection with our fiscal 2009 compensation program, see “Compensation Discussion and Analysis-Elements of our Compensation Program-Annual Incentives.”
Equity Compensation Plans. The following table summarizes information about existing equity compensation plans of the Company by type as of September 30, 2009.
EQUITY COMPENSATION PLANS

	Number of Securities
	to be Issued Upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	under Equity
Plan Category	and Rights	and Rights	Compensation Plans
Approved by security holders

American Pacific Corporation Amended and Restated 2001 Stock Option Plan	260,000	$6.74	20,000

American Pacific Corporation 2002 Directors Stock Option Plan, as amended and restated	129,997	$9.74	—

American Pacific Corporation 2008 Stock Incentive Plan	151,000	$10.97	177,000 (1)

Not approved by security holders	—	—	—

Total	540,997	$8.64	197,000

(1)	Of such amount, as of September 30, 2009, all of such shares of common stock may be issued in the form of restricted stock or restricted stock units granted under the 2008 Plan, or all of such shares of common stock may be issued upon the exercise of options and/or stock appreciation rights granted under the 2008 Plan.
2001 Plan. The 2001 Plan permits the granting of incentive stock options to employees and nonqualified stock options to employees, officers, directors and consultants. Under the 2001 Plan, incentive stock options and nonqualified stock options may only be granted at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). Under the 2001 Plan, the fair market value of the common stock is a price equal to the closing price of the Company’s common stock on The NASDAQ Stock Market LLC on the date of the grant. With respect to options granted under the 2001 Plan prior to September 30, 2009, such options have generally vested 50% at the grant date and 50% on the one-year anniversary of the grant date. The term of any option granted under the 2001 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company).
2008 Plan. The 2008 Plan permits the granting of awards of stock options, restricted stock, restricted stock units and stock appreciation rights to employees, officers, directors and consultants. While the 2008 Plan allows for the granting of awards of options (including incentive stock options) exercisable for up to the entire authorized amount of 350,000 shares under the 2008 Plan, the 2008 Plan provides that no more than 200,000 shares of common stock may be granted pursuant to awards of restricted stock and restricted stock units. Under the 2008 Plan, incentive stock options and nonqualified stock options may only be granted at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). Under the 2008 Plan the fair market value of the common stock is a price equal to the closing sale price of the Company’s common stock on The NASDAQ Stock Market LLC on the date of the award. In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the common stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2008 Plan, the exercise or purchase price shall be determined by the plan administrator, which currently is the Corporate Governance Committee. The term of any award granted under the 2008 Plan may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program that the plan administrator may establish in its discretion.
2002 Directors Plan. In November 2008, the Corporate Governance Committee, recognizing the limited number of shares remaining available for issuance under the Company’s 2002 Directors Stock Option Plan, as amended and restated (the “2002 Directors Plan”), elected to indefinitely suspend the plan. The 2002 Directors Plan has historically compensated non-employee directors with automatic annual grants of stock options or upon other discretionary events. Options granted under the 2002 Directors Plan were granted to each eligible director at a price equal to the closing share price of our common stock on the date of grant on The NASDAQ Stock Market LLC or, if such date was a date upon which no shares of our common stock were traded, the closing price on the next preceding trading day. Options expire ten years after the date of grant.
GRANTS OF PLAN-BASED AWARDS (FISCAL 2009)
The following table sets forth certain information with respect to the plan-based awards granted during fiscal 2009 to our NEOs.

						Option
					Stock	Awards:		Grant Date
					Awards:	Number	Exercise	Fair Value
		Estimated Possible Payouts Under			Number	of Securities	or Base	of Stock
		Non-Equity Incentive Plan Awards (1)			of Shares	Underlying	Price of	and Option
	Grant	Threshold	Target	Maximum	of Stocks(2)	Options(3)	Option Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/sh)	($)
John R. Gibson		$247,523	$495,045	N/A
	11/3/08					20,000	$11.25	$110,988	(4)
	11/3/08				5,000			$56,250	(5)

Joseph Carleone, Ph.D.		$197,513	$395,025	N/A
	11/3/08					20,000	$11.25	$110,988	(4)
	11/3/08				5,000			$56,250	(5)

Linda G. Ferguson		$52,685	$105,369	N/A
	11/3/08					10,000	$11.25	$55,494	(4)
	11/3/08				4,000			$45,000	(5)

Dana M. Kelley		$52,685	$105,369	N/A
	11/3/08					10,000	$11.25	$55,494	(4)
	11/3/08				4,000			$45,000	(5)

Aslam Malik, Ph.D.		$125,925	$251,849	N/A
	11/3/08					5,000	$11.25	$27,747	(4)
	11/3/08				4,000			$45,000	(5)

(1)	Represents the range of potential payouts for fiscal 2009 under the Incentive Plan based on performance targets established by the Corporate Governance Committee. The amounts shown in the “threshold” column represent the amounts of cash award payable to each NEO if the minimum level of the applicable NEO’s performance target is attained. The amounts shown in the “target” column represent the amounts of cash award payable to each NEO if the target level of the applicable NEO’s performance target is attained. For fiscal 2009, no annual cash bonuses were in fact paid to the NEOs. Please see the “Compensation Discussion and Analysis—Elements of our Compensation Program—Annual Incentives” for more information regarding these potential awards and performance measures.

(2)	Represents awards of restricted stock granted by the Corporate Governance Committee on November 3, 2008 under the 2008 Plan. Each award vests in 3 approximately equal annual installments, which vesting began on November 3, 2009, provided that, upon a recipient’s normal retirement, all otherwise then unvested shares as of such date with respect to the award shall become immediately vested as of immediately prior to such recipient’s retirement from continuous service for such normal retirement. For purposes of each award, normal retirement is defined as retirement from continuous service to the Company or any subsidiary as an employee, director or consultant on or after the normal retirement date specified in the applicable pension plan of the Company or subsidiary or if no such pension plan, age 65. Please see the discussion above under “Equity Compensation Plans” and “Employment, Change-of-Control and Severance Agreements” for more information regarding the terms of awards under the 2008 Plan and the effect of any change-of-control or severance arrangements of the NEOs on such awards.

(3)	Represents awards of options to purchase shares of common stock granted by the Corporate Governance Committee on November 3, 2008 under the 2008 Plan. Each award vests in 3 approximately equal annual installments, which vesting began on November 3, 2009, provided that, upon a recipient’s normal retirement, all otherwise then unvested options as of such date with respect to the award shall become immediately vested as of immediately prior to such recipient’s retirement from continuous service for such normal retirement. For purposes of each award, normal retirement is defined as retirement from continuous service to the Company or any subsidiary as an employee, director or consultant on or after the normal retirement date specified in the applicable pension plan of the Company or subsidiary or if no such pension plan, age 65. Please see the discussion above under “Equity Compensation Plans” and “Employment, Change-of-Control and Severance Agreements” for more information regarding the terms of awards under the 2008 Plan and the affect of any change-of-control or severance arrangements of the NEOs on such awards.

(4)	Value reflects the grant date fair value using the Black-Scholes model. The Black-Scholes weighted average grant date fair value per share of options was $5.41. Assumptions used in the Black-Scholes model are as follows: volatility of 48.7%, a risk-free rate of 2.7%, a dividend yield of 0%, and an expected term of 6 years.

(5)	Value reflects the closing price of $11.25 per share of our common stock on the grant date.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (FISCAL 2009)
The following table includes certain information with respect to all unexercised options and stock awards previously awarded to our NEOs as of September 30, 2009.

	Number of	Number of				Market Value of
	Securities	Securities			Number	Shares of
	Underlying	Underlying	Option		Shares That	Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not	Have Not
	Options (#)	Options (1) (#)	Price	Expiration	Vested (2)	Vested (3)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
John R. Gibson	50,000		$8.30	12-13-2012
	50,000		$6.34	09-13-2015
		20,000	$11.25	11-03-2018	5,000	$38,250

Joseph Carleone, Ph.D.	10,000		$7.50	10-15-2016
		20,000	$11.25	11-03-2018	5,000	$38,250

Linda G. Ferguson	5,000		$4.87	04-24-2011
	5,000		$8.30	12-13-2012
	20,000		$6.34	09-13-2015
		10,000	$11.25	11-03-2018	4,000	$30,600

Dana M. Kelley	9,000		$7.79	10-01-2016
		10,000	$11.25	11-03-2018	4,000	$30,600

Aslam Malik, Ph.D.	7,500		$4.21	11-30-2015
		5,000	$11.25	11-03-2018	4,000	$30,600

(1)	These options vest in three equal annual installments beginning on the first anniversary of the grant date of November 3, 2008.

(2)	These restricted shares vest in three equal annual installments beginning on the first anniversary of the grant date of November 3, 2008.

(3)	The closing price of our common stock on September 30, 2009 was $7.65 per share.
OPTION EXERCISES AND STOCK VESTED
None of our NEOs exercised stock options during fiscal 2009 and none of the restricted stock held by our NEOs vested during fiscal 2009. None of our NEOs held stock appreciation rights or similar instruments during fiscal 2009.
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this proxy statement, in whole or in part, the following Corporate Governance Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.
CORPORATE GOVERNANCE COMMITTEE REPORT
The Corporate Governance Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in the proxy statement. Based on this review and discussion, the Corporate Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and the Company’s proxy statement for the 2010 Annual Meeting of Stockholders.
Corporate Governance Committee
Berlyn D. Miller (Chairman)
Barbara Smith Campbell
Jan H. Loeb
C. Keith Rooker, Esq.
Dean M. Willard
Jane L. Williams
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Our written policy regarding related person transactions is incorporated in the charter of our Audit Committee. In particular, pursuant to the terms of the Company’s Amended and Restated Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined in the relevant requirements of The NASDAQ Stock Market LLC) involving the Company and any director, executive officer, other employee, or family member thereof. For purposes of the NASDAQ Rules as applied to the Company, the term “related-party transaction” refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K. As set out in the Audit Committee’s charter, the Audit Committee reviews, and may discuss with management and the Company’s independent registered public accounting firm, any transactions or courses of dealing with related parties (including significant stockholders, directors, corporate officers or other members of senior management or their family members). In such review, the Audit Committee may consider: (i) the financial accounting accorded the transaction(s) or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction(s) or course of dealing, if any, is in accordance with generally accepted accounting principles. Upon completion of its review, the Audit Committee either approves or disapproves (with disapproval referred to the Board) each reviewed related party transaction(s) or course of action. As reflected in the Audit Committee’s charter, a related party transaction or series of transactions involving an annual aggregate consideration of $120,000 or less shall automatically be deemed pre-approved by the Audit Committee, although such transactions are to be reported to the Audit Committee and, on an individual basis or class of transactions basis, such pre-approval may be rescinded at any time by the Audit Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
John R. Gibson’s son, Jeffrey M. Gibson, is our Vice President and Chief Technical Officer. Jeffrey M. Gibson’s total compensation, consisting of base salary, bonus, auto allowance, pension value earned and imputed income for the Company’s group term life insurance, in fiscal 2009 for services rendered to us was $255,154. Mr. Jeffrey M. Gibson also participates in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Jeffrey M. Gibson’s annual base salary for fiscal 2010 is $171,392, plus an annual auto allowance of $16,800, and, for fiscal 2010, he will be eligible to receive a bonus under the Incentive Plan.
Discovery Partners International LLC (“Discovery Partners”), a consulting firm providing strategic thinking and planning, risk management, safety and emerging technology solutions and decision support to aerospace and high-tech industries, provided on-demand consulting services to the Company during fiscal 2009, in the aggregate amount of $163,200. Mr. Readdy, who was elected as a director of the Company on November 9, 2009, is the founder and Managing Partner of Discovery Partners. During the Company’s current fiscal year, the Company had paid Discovery Partners an aggregate amount of $25,000 through November 4, 2009 for additional on-demand consulting services. Prior to Mr. Readdy’s election as a director, fees paid to Discovery Partners were not subject to approval by the Audit Committee as a related party transaction. As of the date of Mr. Readdy’s election to the Board, the Company had no agreement in place with Discovery Partners for further on-demand consulting services.
PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL INFORMATION
The Audit Committee of the Board has appointed BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for fiscal 2010. The submission of this matter for ratification by our stockholders is not legally required; however, the Board believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. If the stockholders do not ratify the appointment of BDO, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP served as our independent registered public accounting firm for the audit of our consolidated financial statements for fiscal 2009, but BDO has been engaged to serve in such role for fiscal 2010. A representative of BDO is expected to be present at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if such representative desires to do so. The representative also is expected to be available to respond to appropriate questions. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting.
On January 5, 2010, the Company dismissed Deloitte & Touche LLP as its independent registered public accounting firm. The decision to dismiss the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company.

The reports of Deloitte & Touche LLP on the Company’s financial statements for fiscal 2009 and fiscal 2008 contained no adverse opinion or disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope or accounting principles, and included an explanatory paragraph relating to the Company’s recent adoption of provision for uncertainty in income taxes.
During the Company’s fiscal 2009 and fiscal 2008, and through January 5, 2010, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in its reports on the financial statements.
During the Company’s fiscal 2009 and fiscal 2008, and through January 5, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except, as disclosed in the Company’s Form 10-K for fiscal 2009, management identified, subsequent to the end of fiscal 2009, a material weakness in the design and operating effectiveness of the Company’s internal control over financial reporting due to inadequate controls for non-routine transactions. In particular, the Company did not have appropriate internal controls at its Fine Chemicals segment specific to the recognition of revenue related to the identification and communication of non-standard transactions. The controls then in place were not adequate to identify and evaluate the appropriate accounting treatment for revenue transactions with non-standard terms or that contained terms beyond those stated in the customer’s written contract or purchase order. As a result of the identification of this material weakness, corporate personnel performed additional analysis and post-closing procedures in order to prepare the consolidated financial statements of the Company in accordance with generally accepted accounting principles in the United States of America.
The Company engaged BDO as its new independent registered public accounting firm as of January 8, 2010. During fiscal 2009 and fiscal 2008, and through January 8, 2010, the Company did not consult with BDO regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K.
AUDIT AND NON-AUDIT FEES
The following table presents the aggregate fees for professional audit and other services rendered by Deloitte & Touche LLP to the Company and its subsidiaries for fiscal 2009 and fiscal 2008:

	2009	2008
Audit Fees	$1,381,000	$1,503,000
Audit-Related Fees	33,000	29,000
Tax Fees	196,000	261,000
All Other Fees	29,000	153,000

Total	$1,639,000	$1,946,000

Services rendered by Deloitte & Touche LLP in connection with fees presented above were as follows:
•	Audit Fees. Audit fees for fiscal 2009 and fiscal 2008 consist of fees for professional services provided in connection with the audit of our consolidated financial statements and the review of our quarterly consolidated financial statements. Fiscal 2008 audit fees also include fees related to the audit of the effectiveness of our internal control over financial reporting.

•	Audit-Related Fees. Audit-related fees for fiscal 2009 consist of fees for professional services provided in connection with other SEC services and for fiscal 2008 consist of fees for professional services provided in connection with our benefit plans and benefit plan audits.

•	Tax Fees. Tax fees for fiscal 2009 and for fiscal 2008 consist of fees for professional services provided in connection with tax compliance, tax advice, tax planning and tax preparation of expatriate returns.

•	All Other Fees. For fiscal 2009 and for fiscal 2008 all Other Fees related to professional services provided in connection with acquisition-related activities.
For fiscal 2009, 100% of the services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee, of which 2% represented Audit-Related Fees, 12% represented Tax Fees and 2% represented All Other Fees. For fiscal 2008, 100% of the services rendered by Deloitte & Touche LLP were pre-approved by the Audit Committee, of which 1% represented Audit-Related Fees, 13% represented Tax Fees and 8% represented All Other Fees. For fiscal 2009 and fiscal 2008, none of the services performed by Deloitte & Touche LLP were approved by our Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).
The Audit Committee considered whether Deloitte & Touche LLP’s provision of any professional services, other than its audit of our annual consolidated financial statements, reviews of quarterly consolidated financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Among its other duties, the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and the audit and permissible non-audit services it provides. Pursuant to the Audit Committee’s charter, the Audit Committee or the Chairman of the Audit Committee, pursuant to delegated authority, reviews and pre-approves audit and permissible non-audit services to be provided by our independent registered public accounting firm. To the extent that the Chairman of the Audit Committee pre-approves such services, the Chairman then reports such pre-approvals to the full Audit Committee at its next regularly scheduled meeting. In accordance with this pre-approval policy, management communicates, on an ongoing basis, specific projects and categories of service for which the advance approval of the Audit Committee is requested. When the Audit Committee Chairman receives such communications, the Audit Committee Chairman then reviews these requests and advises management whether the engagement of the independent registered public accounting firm is approved. On a periodic basis, management subsequently reports to the Audit Committee regarding the actual spending for particular projects and in connection with categories of services.
AUDIT COMMITTEE REPORT
In accordance with its written charter adopted by the Board, which is available on the Company’s website at www.apfc.com, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. Rather, the members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by the Company, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “soliciting material” or to be incorporated by reference into any prior or future filings made by the Company.

To the Board of Directors:
We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended September 30, 2009.
We have discussed with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
We have received and reviewed the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with Deloitte & Touche their independence.
We have also considered whether Deloitte & Touche’s provision of any professional services, other than its audit of the Company’s annual consolidated financial statements, reviews of quarterly consolidated financial statements and other audit-related services, is compatible with maintaining Deloitte & Touche’s independence.
Based on the reviews and discussions referred to above, we have recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.
Audit Committee*
Jane L. Williams, Chairman
Jan H. Loeb
Berlyn D. Miller
C. Keith Rooker
Dean M. Willard
Jane L. Williams

*	Barbara Smith Campbell, who first joined the Audit Committee in January 2010, did not take part in the relevant review and discussions of the Audit Committee in connection with the preparation of the Audit Committee Report.
BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
VOTE REQUIRED
Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting and on such matter.
OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following tables present the beneficial ownership of our common stock as of January 14, 2010, except as noted, for (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each director and director nominee of the Company, (iii) each NEO of the Company listed in the table under “Summary Compensation (Fiscal 2009)”and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated below, each beneficial owner listed below possesses sole voting and investment power with respect to such owner’s shares. As of January 14, 2010, 7,540,591 shares of our common stock were outstanding.

Stock Ownership of Certain Beneficial Owners
	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Franklin Advisory Services, LLC (1) One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024	784,700	10.4%

Aegis Financial Corporation (2) 1100 North Glebe Road, Suite 1040, Arlington, Virginia 22201	708,702	9.4%

Dimensional Fund Advisors Ltd. (3) Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746	597,644	7.9%

Evergreen Investment Management Company, LLC (4) 200 Berkeley Street, Boston, Massachusetts 02116	448,480	5.9%

(1)	Based upon report on Form 13F-HR, filed as of November 12, 2009 by Franklin Resources, Inc.

(2)	Based upon report on Form 13F-HR, filed as of November 12, 2009 by Aegis Financial Corporation.

(3)	Based upon report on Form 13F-HR, filed as of October 29, 2009 by Dimensional Fund Advisors LP. Of the amount reported, the beneficial owner possesses no voting power with respect to 6,462 shares.

(4)	Based upon report on Form 13F-HR, filed as of November 17, 2009 by Wells Fargo & Company.

Stock Ownership of Directors & Officers **
	Amount and Nature of
	Beneficial Ownership
Name	***		Percent of Class

Named Executive Officers:
John R. Gibson	214,247	(1)	2.8%
Joseph Carleone, Ph.D.	40,867	(2)	*
Linda G. Ferguson	56,985	(3)	*
Dana M. Kelley	22,334	(4)	*
Aslam Malik, Ph.D.	33,267	(5)	*

Non-Employee Directors:
Barbara Smith Campbell	0
Fred D. Gibson, Jr.	404,170	(6)	5.3%
Jan H. Loeb	21,085	(7)	*
Berlyn D. Miller	42,366	(6)	*
William F. Readdy	0
C. Keith Rooker, Esq.	30,238	(8)	*
Dean M. Willard	10,238	(7)	*
Jane L. Williams	34,338	(8)	*

All directors and executive officers as a group (14 persons)	934,644	(9)	11.9%

*	Indicates ownership of less than 1% of the class.

**	The mailing address for all directors and officers listed above is 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169.

***	Excludes 268,594 shares held as of January 14, 2010 by the Company’s 401(k) plans, for which Dr. Carleone, Ms. Ferguson and Ms. Kelley serve on the fiduciary committee of each plan.

(1)	Includes 106,667 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 13,333 shares of unvested restricted stock. Of the amount beneficially owned, includes 9,643 shares held indirectly as of September 30, 2009 through the Ampac 401(k) Plan, for which the fiduciary committee of the plan has sole voting power over the shares.

(2)	Includes 16,667 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 10,333 shares of unvested restricted stock.

(3)	Includes 33,334 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 7,666 shares of unvested restricted stock. Of the amount beneficially owned, includes 5,663 shares held indirectly as of September 30, 2009 through the Ampac 401(k) Plan, for which the fiduciary committee of the plan has sole voting power over the shares.

(4)	Includes 12,334 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 7,666 shares of unvested restricted stock.

(5)	Includes 9,167 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 7,666 shares of unvested restricted stock. Of the amount beneficially owned, includes 4,900 shares held indirectly as of September 30 2009 through the Ampac 401(k) Plan, for which the fiduciary committee of the plan has sole voting power over the shares.

(6)	Includes 35,238 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010.

(7)	Includes 5,238 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010.

(8)	Includes 20,238 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010.

(9)	Includes, with respect to all directors and officers, an aggregate of 316,264 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of January 14, 2010, and 50,664 shares of unvested restricted stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who beneficially own more than 10% of the Company’s common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and greater than 10% stockholders are also required by the rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file.
Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company and, as applicable, written representations from executive officers and directors of the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed during fiscal 2009 all reports required by Section 16(a) of the Exchange Act, except that, inadvertently, one untimely filing with respect to one gift transaction in fiscal 2009 was made by Jan H. Loeb.
STOCK OWNERSHIP GUIDELINES
We have no formal guidelines on stock ownership by our executive officers. However, in order to link the interests of management and stockholders, executive officers are encouraged to use shares obtained on the exercise of their stock options, through receipt of restricted stock or through direct market purchases to maintain or to establish a significant level of direct stock ownership.
The Board has adopted a policy pertaining to stock ownership by our directors. The current policy has established a target of ownership of 7,000 shares of common stock per director. As of September 30, 2009, all directors then with the Company had met this target ownership level through direct or indirect ownership of shares of our common stock, except for Mr. Willard who owned, as of such date, 5,000 shares of common stock and 1,786 exercisable options.

CODE OF ETHICS
We have adopted a code of ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer, entitled “Standards of Business Conduct” that is posted on our website at www.apfc.com. In addition, we will provide to any person without charge a copy of the Standards of Business Conduct upon written request to our Secretary at our principal executive offices at 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169. In the event that we make any amendment to, or grant any waiver from, a provision of the Standards of Business Conduct that requires disclosure under applicable SEC rules and regulations and/or NASDAQ Rules, we will disclose such amendment or waiver and the reasons therefor as required by SEC rules and regulations and/or NASDAQ Rules on our website.
STOCKHOLDERS’ PROPOSALS
In accordance with Rule 14a-8 promulgated under the Exchange Act, if a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2011 annual meeting of stockholders, the proposal must be stated in writing and must be received by the Secretary of the Company at its principal executive offices on or before September 28, 2010. The proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. The Board will review any such proposal that is received by that date and will determine whether it should be included in the Company’s proxy statement and form of proxy.
Under the Company’s Amended and Restated By-laws, the Company has adopted procedures for stockholder proposals (other than those made pursuant to Rule 14a-8) and for the nomination of directors by stockholders, which, in the case of an annual stockholders’ meeting, require, among other things, timely notice by a stockholder to the Company of not less than 120 calendar days nor more than 140 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting, then to be timely such notice must be delivered to or mailed and received not later than the later of 70 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made. Accordingly, for the 2011 annual meeting of stockholders, timely notice by a stockholder to the Company must be received not later than September 28, 2010 nor earlier than September 8, 2010. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated By-laws, the Company may disregard such nomination or proposal. A copy of the Amended and Restated By-laws may be found on the Company’s website at www.apfc.com or as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on September 15, 2008.
In accordance with Rule 14a-4(c)(1) promulgated under the Exchange Act, if the Company has not received notice of a shareholder proposal, submitted outside the process of Rule 14a-8, by September 28, 2010, the Company’s proxy may confer discretionary voting authority on persons being appointed as proxies on behalf of the Company to vote on any such proposal if such proposal is raised at the Company’s 2011 annual meeting of stockholders.
ANNUAL REPORT
A copy of the Company’s annual report to stockholders for fiscal 2009 is being furnished concurrently herewith to all stockholders holding shares of common stock as of the record date for the Annual Meeting. The Company’s annual report to stockholders for fiscal 2009 is also available for viewing on the Company’s website under “Annual Reports” on the “Investor Overview” page.
FORM 10-K
The Company filed with the SEC its Annual Report on Form 10-K for fiscal 2009.

Stockholders, including beneficial holders of the Company’s common stock, may obtain a copy of the Annual Report on Form 10-K, including financial statements and any financial statement schedules included in the Annual Report on Form 10-K, without charge, by visiting the Company’s website at www.apfc.com or by writing our Secretary at our principal executive offices at 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169.
OTHER BUSINESS
As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in their discretion in accordance with their best judgment.
By Order of the Board of Directors
/s/ Linda G. Ferguson
Linda G. Ferguson, Secretary
Dated: January 20, 2010

AMERICAN PACIFIC CORPORATION
3883 HOWARD HUGHES PKWY.
SUITE 700
LAS VEGAS, NV 89169
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery up until 11:59 P.M., Eastern Time, on March 8, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by AMERICAN PACIFIC CORPORATION in mailing proxy materials, you can consent to receiving all future annual meeting notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on March 8, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL —
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 no later than March 8, 2010.
If you vote by phone or by Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERICAN PACIFIC CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING:
			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			All	All	Except

1.	Vote on Election of Directors

Class C Directors — To elect as Class C directors,
to hold office until the 2012 annual meeting of
stockholders and until their respective successors
have been duly elected and qualified, the
	nominees listed below:		☐	☐	☐

	01)	Dr. Joseph Carleone
	02)	Fred D. Gibson, Jr.
	03)	Berlyn D. Miller

Class A Directors — To elect as Class A directors,
to hold office until the 2013 annual meeting of
stockholders and until their respective successors
have been duly elected and qualified, the
nominees listed below:

	04)	John R. Gibson
	05)	Jan H. Loeb
	06)	William F. Readdy
	07)	Dean M. Willard

The Board of Directors recommends that you vote FOR the following:

Vote on Proposal						For	Against	Abstain

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.					☐	☐	☐
Please sign exactly as your name appears herein. Joint owners should each sign. If signing for estates, trusts or corporations, title or capacity should be stated. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion

For address changes and/or comments, please check this box ☐ and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

AMERICAN PACIFIC CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 9, 2010
The undersigned hereby appoints John R. Gibson and Linda G. Ferguson, or either of them, with full power of substitution and revocation, the attorneys and proxies of the undersigned to attend and vote all shares of Common Stock of American Pacific Corporation that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of American Pacific Corporation, a Delaware corporation, to be held on March 9, 2010 at 10:30 a.m., local time, at the Las Vegas Country Club, Rotunda Room, located at 3000 Joe W. Brown Drive, Las Vegas, Nevada, and at any adjournment(s) or postponement(s) thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated January 20, 2010.
THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS PROPOSED IN ITEM NO. 1, AND FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP PROPOSED IN ITEM NO. 2, AND SHALL BE VOTED IN THEIR DISCRETION IN ACCORDANCE WITH THE DETERMINATION OF THE PERSONS NAMED IN THIS PROXY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on other side)